 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-288824
PROSPECTUS SUPPLEMENT
(To Prospectus dated September 11, 2025)
Prenetics Global Limited
2,722,642 Class A Ordinary Shares
Class A Warrants to Purchase up to 2,722,642 Class A Ordinary Shares
Class B Warrants to Purchase up to 2,722,642 Class A Ordinary Shares
Placement Agent Warrants to Purchase up to 131,829 Class A Ordinary Shares
Prenetics Global Limited, which we refer to as “we,” “us,” “our” or the “Company,” is offering 2,722,642 Class A ordinary shares of the Company, par value $0.0015 per share (“Class A Ordinary Shares”), together with Class A warrants and Class B warrants (each, a “warrant” and collectively, “warrants”) to purchase up to an aggregate of 5,445,284 shares of our Class A Ordinary Shares, pursuant to this prospectus supplement and the accompanying prospectus.
Our Class A Ordinary Shares are listed on the Nasdaq Global Market (“Nasdaq”) under the trading symbol “PRE”. On October 24, 2025, the closing sale price as reported on Nasdaq of our Class A Ordinary Shares was $16.76 per share.
Each Class A Ordinary Share is being sold together with (i) one Class A warrant and (ii) one Class B warrant. The offering price for each Class A Ordinary Share, together with one Class A warrant and one Class B warrant, is $16.08. Each Class A warrant is exercisable to purchase one Class A Ordinary Share at an exercise price of $24.12 per share, is exercisable immediately and will expire five years from the date of issuance (each, a “Class A Warrant” and collectively, the “Class A Warrants”). Each Class B warrant is exercisable to purchase one Class A Ordinary Share at an exercise price of $32.16 per share, is exercisable immediately and will expire five years from the date of issuance (each, a “Class B Warrant” and collectively, the “Class B Warrants”).
The Class A Ordinary Shares and the accompanying warrants can only be purchased together in this offering but will be issued separately and not as a unit. There is no established public trading market for the warrants, and we do not expect a market for either to develop. We do not intend to apply for listing of the warrants on the Nasdaq Global Market or any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited. The Class A Ordinary Shares, the warrants, and the Class A Ordinary Shares issuable upon the exercise of the warrants are sometimes collectively referred to herein as the “securities.”
We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements.
We have engaged Dominari Securities LLC (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering and the Placement Agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. As compensation for the services rendered, we will (i) pay the Placement Agent a transaction fee equal to eight percent (8%) (reduced to four percent (4%) for investors that are introduced by the Company)) of the gross proceeds of the aggregate amount of Class A Ordinary Shares sold in the offering payable at closing and (ii) issue to the Placement Agent or its designees warrants to purchase a number of Class A Ordinary Shares equal to six percent (6%) of the Class A Ordinary Shares sold in this offering (the “Placement Agent Warrants”). For investors introduced by the Company and investing as directed offers, such warrant coverage will be reduced to two percent (2%). The Placement Agent Warrants will have an exercise price of $16.08 per share (equal to 100% of the purchase price of the Class A Ordinary Shares). For more information on the Placement Agent Warrants see, “Description of the Securities We are Offering—Placement Agent Warrants” and “Plan of Distribution.”

	Per Ordinary Share and Accompanying Class A Warrant and Class B Warrant	Total
Public offering price	$16.08	$43,779,297.56
Placement agent fees (1)	$1.29 (or reduced $0.64)	$2,995,343.30
Proceeds, before expenses, to us	$4.79 (or $15.44)	$40,783,954.26
__________________
(1)Consists of a cash fee equal to 8% of the aggregate gross proceeds from this offering (reduced to 4% for sales to investors introduced by the Company) and warrants to purchase Class A Ordinary Shares equal to 6% of the aggregate number of Class A Ordinary Shares (reduced to 2% for sales to investors introduced by the Company). We have also agreed to reimburse the Placement Agent for certain expenses. See “Plan of Distribution” on page S-40 for additional information regarding the compensation payable to the Placement Agent.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” BEGINNING ON PAGE S-8 OF THIS PROSPECTUS SUPPLEMENT, “RISK FACTORS” BEGINNING ON PAGE 20 OF THE ACCOMPANYING PROSPECTUS, AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, BEFORE INVESTING IN OUR SECURITIES.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Placement Agent
Dominari Securities LLC
The date of this prospectus supplement is October 27, 2025.

TABLE OF CONTENTS
Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus included in our registration statement on Form F-3 (File No. 333-288824) initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 22, 2025, amended on August 22, 2025 and September 8, 2025, and declared effective by the SEC on September 11, 2025, along with the documents incorporated by reference therein (the “Registration Statement”), which provides more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on the information contained in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement. Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
This prospectus supplement and the accompanying prospectus are part of a “shelf” Registration Statement. Under the Registration Statement, we may offer from time to time various securities, of which this offering of Class A Ordinary Shares, the Class A warrants, the Class B warrants, the Placement Agent Warrants, and the Class A Ordinary Shares issuable upon exercise of such warrants. Such registration statement also includes exhibits that provide more detail on the matters discussed in this prospectus supplement and the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus, including the information incorporated by reference herein and therein, and the exhibits filed with the SEC in their entirety before making an investment decision.
Neither we nor the Placement Agent have authorized anyone to provide you with information, or to make any representation, different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the Placement Agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus are accurate only as of the respective dates of those documents, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made; therefore, such representations, warranties and covenants should not be relied on as accurate representations of the current state of our affairs.
We are not, and the Placement Agent is not, making an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You must comply with all applicable laws and regulations in force in any applicable jurisdiction and you must obtain any consent, approval or permission required by you for the purchase, offer or sale of the securities under the laws and regulations in force in the jurisdiction to which you are subject or in which you make your purchase, offer or sale, and neither we nor the Placement Agent will have any responsibility therefor.
S-ii

This prospectus supplement and accompanying prospectus and the information incorporated by reference in the Registration Statement may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into the Registration Statement are the property of their respective owners
Information contained on, or that can be accessed through, our website does not constitute part of this prospectus supplement or any related free writing prospectus.
We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements.
No action is being taken in any in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement and accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to an offering pursuant to and the distribution of this prospectus supplement applicable to that jurisdiction.
S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement (including information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.
In some cases, you can identify forward-looking statements by terminology such as “believe,” “estimate,” “anticipate,” “expect,” “seek,” “project,” “intend,” “plan,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus supplement include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, the markets in which we operate, as well as the possible or assumed future results of operations of our Company.
Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events that may impact us and our business operations. Factors that may impact such forward-looking statements include, but are not limited to:
Risks Related to our Bitcoin Strategy:
•Our Bitcoin treasury strategy exposes us to significant risks, including volatility, liquidity, custody, counterparty, regulatory and accounting risks.
•Bitcoin is highly volatile and has traded below $50,000 and above $111,000 per Bitcoin in the last 12 months; sharp declines may recur and would adversely affect our results and the market price of our listed securities.
•Bitcoin does not generate interest or dividends; we can realize cash from our Bitcoin only through sales or by implementing income-generating strategies, which may be unavailable, unsuccessful, or introduce additional risks.
•Our Bitcoin holdings may cause material variability in our financial results and the market price of our listed securities.
•Our assets will be concentrated in Bitcoin, limiting diversification and magnifying losses if Bitcoin prices fall.
•We expect to fund Bitcoin purchases primarily with equity and/or debt financings; if such financings are unavailable or on unfavorable terms, we may be unable to execute our strategy.
•Our Bitcoin treasury strategy is relatively new and untested across market cycles; if it proves unsuccessful or Bitcoin prices decline, our business, financial condition and the market price of our securities could be materially adversely affected.
•We face counterparty risk, including with custodians; insolvency or failure of a custodian or other service provider could delay, restrict, or prevent access to our Bitcoin and result in loss of value.
•Broader digital-asset industry distress (bankruptcies, liquidations, enforcement actions, market disruptions) may reduce Bitcoin adoption, liquidity and price, and limit our ability to obtain Bitcoin-collateralized financing.
S-iv

•Changes in accounting for our Bitcoin holdings under IFRS (IAS 38 revaluation model) may increase volatility in our comprehensive income, profit or loss, and the carrying value of Bitcoin.
•Availability and performance of spot Bitcoin (and ether) ETPs and other vehicles that offer crypto exposure may adversely affect demand for, and the trading price of, our securities.
•Our Bitcoin activities may attract enhanced regulatory scrutiny and could subject us to additional licensing, compliance and oversight requirements; adverse regulatory developments could limit our ability to hold or transact in Bitcoin.
•Bitcoin trading venues and market structure present fraud, manipulation, operational and transparency risks; failures or disruptions at key industry participants could negatively affect Bitcoin’s price and our securities.
•The emergence or growth of alternative digital assets (including stablecoins and potential central bank digital currencies) may reduce demand for Bitcoin and negatively affect its price.
•Bitcoin is less liquid than cash and cash equivalents; during market stress we may be unable to sell, pledge or otherwise monetize our Bitcoin on acceptable terms or at all.
•Cybersecurity risks are significant; loss, theft or compromise of private keys or custodial systems could result in partial or total loss of our Bitcoin and harm our business.
•If Bitcoin were reclassified as a “security,” we could be deemed an “investment company” under the Investment Company Act, triggering extensive regulation and materially impairing our strategy; such a reclassification could also negatively affect Bitcoin’s price.
•We are not subject to regulatory regimes applicable to investment companies or investment advisers; our Board has broad discretion over our Bitcoin strategy, leverage and custody practices, which may change without shareholder approval.
•Use of leverage to acquire Bitcoin would magnify gains and losses and could impair our ability to service indebtedness during downturns.
•Failure to obtain shareholder approval to increase our authorized share capital could limit our ability to finance our strategy, pursue opportunities, or grant equity incentives, which could harm shareholder value
Other Risks:
•The regulatory environment and changes in laws, regulations or policies in the jurisdictions in which we operate;
•Our ability to successfully compete in highly competitive industries and markets;
•Our ability to adjust our offerings to meet market demand, attract customers to choose our products and services and grow our ecosystem;
•Political instability in the jurisdictions in which we operate;
•The overall economic environment and general market and economic conditions in the jurisdictions in which we operate;
•Our ability to execute our strategies, manage growth and maintain our corporate culture as we grow;
S-v

•Our anticipated investments in new products, services, collaboration arrangements, technologies and strategic acquisitions, and the effect of these investments on our results of operations;
•Our ability to develop and protect intellectual property;
•Changes in the need for capital and the availability of financing and capital to fund these needs;
•Anticipated technology trends and developments and our ability to address those trends and developments with our products and services;
•The safety, affordability, convenience and breadth of our products and services;
•Man-made or natural disasters, health epidemics, and other outbreaks including war, acts of international or domestic terrorism, civil disturbances, occurrences of catastrophic events and acts of God such as floods, earthquakes, wildfires, typhoons and other adverse weather and natural conditions that may directly or indirectly affect our business or assets;
•The loss of key personnel and the inability to replace such personnel on a timely basis or on acceptable terms;
•Exchange rate fluctuations;
•Changes in interest rates or rates of inflation;
•Legal, regulatory and other proceedings;
•Our ability to maintain the listing of our securities on Nasdaq;
•The inability to increase the authorized capital stock; and
•The results of any future financing efforts.
The forward-looking statements contained in this prospectus supplement are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. In light of these risks and uncertainties, you should keep in mind that any event described in a forward-looking statement made in this prospectus supplement or elsewhere might not occur.
S-vi

FREQUENTLY USED TERMS
References to “U.S. Dollars,” “USD,” “US$” and “$” in this prospectus supplement are to United States dollars, the legal currency of the United States. Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding. In particular and without limitation, amounts expressed in millions contained in this prospectus supplement have been rounded to a single decimal place for the convenience of readers.
Throughout this prospectus supplement, unless otherwise designated, the terms “we,” “us,” “our,” “the Company”, “Prenetics” and “our company” refer to Prenetics Global Limited and its subsidiaries and consolidated affiliated entities. When we refer to “you,” we mean the potential holders of the applicable series of securities.
S-vii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by herein and therein, which are described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement. You should also carefully consider the matters discussed in the sections in this prospectus supplement and in the accompanying prospectus titled “Risk Factors” and the other information that we incorporate by reference into this prospectus supplement, including the section titled “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on April 20, 2025, as amended on July 18, 2025, and the section titled “Risk Factors Related to Our Bitcoin Treasury Strategy” attached as Ex. 99.1 to our Current Report on Form 6-K/A filed with the SEC on August 22, 2025.
Overview
Founded in 2014 by serial entrepreneur Danny Yeung, Prenetics has evolved from a clinical life sciences company into a leading global consumer health company focused on longevity and preventive wellness solutions. Our strategic transformation was driven by the recognition of significant market opportunities in consumer health, where we could leverage our deep scientific expertise to address major gaps in the market and deliver science-backed solutions directly to consumers seeking to optimize their health and extend their lifespan. During the COVID-19 pandemic from 2020 to 2023, we demonstrated our operational excellence and ability to scale rapidly, becoming one of the largest diagnostic testing companies globally, which provided valuable experience in managing high-volume operations and complex logistics that now underpins our current growth trajectory.
Our mission is to empower individuals to take control of their health through innovative, scientifically validated consumer health products and services that promote longevity and overall well-being. We have strategically positioned ourselves at the intersection of consumer healthcare, longevity science, and digital asset innovation, recognizing that the future of health and wealth preservation are increasingly interconnected.
Our business is organized under our Consumer Health segment, operated through dedicated business units that leverage our scientific foundation and market expertise. Previously organized across Prevention and Consumer Health segments, we have consolidated our operations to better reflect our unified focus on consumer-driven health and longevity solutions. In addition, we hold a significant minority interest in Insighta, an early cancer detection company developing a non-invasive, multi-cancer screening platform. As part of our forward-looking strategy, we have announced our intention to establish a substantial Bitcoin treasury position, recognizing Bitcoin as a superior store of value and hedge against currency debasement, while exploring innovative applications of digital assets within our healthcare ecosystem.
Consumer Health
IM8 Health
IM8 Health represents our premium health and wellness brand, co-founded with global icon David Beckham, offering scientifically formulated premium supplements designed to enhance longevity, performance, and overall well-being. The brand has further strengthened its global appeal with the addition of world #1 female tennis player, Aryna Sabalenka as a global ambassador and shareholder. Launched in December 2024, IM8 has achieved significant growth in the highly competitive supplements market, becoming one of the fastest growing supplement brands in the world. In just 11 months, IM8 has garnered approximately 400,000 customer purchases across 31 countries globally (excluding China), delivered more than 12 million servings of its product, and is already operating at a run-rate of more than $100 million ARR (annual recurring revenue). This exceptional growth trajectory in such a short timeframe is notable in the supplements industry and demonstrates the powerful combination of our scientific expertise, premium positioning, strategic partnerships with world-class athletes and co-founding partnership with David Beckham.
Europa Sports Partners
Europa Sports Partners, acquired in August 2024, serves as one of the largest sports nutrition distributors in the United States, strengthening IM8’s supply chain, distribution capabilities, and retail partnerships. This acquisition provides a scalable platform for expanding IM8’s reach across North America and beyond, while establishing our U.S. headquarters in Charlotte, North Carolina, which serves as our base of operations for North American growth initiatives.
CircleDNA
CircleDNA is our consumer genetic testing brand, leveraging next-generation sequencing (NGS) technology to provide comprehensive insights into health, wellness, and genetic predispositions related to longevity and disease prevention. CircleDNA’s proprietary genomic database represents a valuable digital asset with significant potential for integration with blockchain technology and digital asset ecosystems, enabling secure, user-controlled genomic data ownership and potential applications in decentralized health and longevity platforms.
ACT Genomics Divestment
On June 18, 2025, we announced the divestment of ACT Genomics Holdings Company Limited (“ACT Genomics”) to Delta Electronics, Inc with gross proceeds of approximately $46 million. The divestment of ACT Genomics, which closed on October 1, 2025, marked the successful completion of our strategic transformation, addressing previous investor feedback regarding business complexity while positioning the Company for accelerated growth in the high-margin consumer health market. The transaction enables us to simplify our investment thesis, enhance financial flexibility, accelerate growth focus, and optimize resource allocation.
Strategic Investment – Insighta
We hold a significant 35% stake in Insighta, an innovative early cancer detection company developing a breakthrough non-invasive, multi-cancer screening platform. Insighta has attracted substantial investment from Tencent, one of the world’s leading technology conglomerates, validating the company’s cutting-edge approach to cancer detection and its commercial potential. Our investment in Insighta, valued at US$70 million, represents a strategic asset that complements our consumer health portfolio while positioning us at the forefront of preventive healthcare innovation. This investment underscores our commitment to advancing early detection technologies that can significantly improve health outcomes and demonstrates our ability to identify and invest in transformational healthcare technologies with substantial value creation potential.
Recent Developments
Bitcoin Treasury Strategy
Our Bitcoin treasury strategy reflects our belief that the convergence of healthcare innovation and digital asset adoption represents a transformational opportunity. We view Bitcoin as both a treasury asset that preserves and grows shareholder value over time, and as a foundation for exploring innovative applications within our healthcare ecosystem. This includes potential integration of Bitcoin and blockchain technologies with our genomic data platforms, loyalty programs, and direct-to-consumer health services, positioning us at the forefront of the emerging digital health economy.
In June 2025, we announced Bitcoin as the driving force of our treasury and corporate strategy, subject to market conditions and the anticipated liquidity needs of the business. We may acquire Bitcoin using excess cash, proceeds from future equity or debt financings, or other capital sources. We also intend to explore further opportunistic financing alternatives, including the issuance of convertible notes, bonds, or other debt instruments, for the purpose of acquiring Bitcoin.
We have already begun executing on this strategy, completing a $20 million purchase of 187.42 BTC at an average price of $106,712 per BTC in June 2025 via Kraken. As of October 26, 2025, we held 274.42 BTC, valued at $30.88 million.
Bitcoin Custody and Security
We intend to utilize multiple digital asset custodians to store our Bitcoin holdings, such as Kraken, Anchorage Digital, Coinbase Custody, BitGo, Hex Trust, and Fidelity Digital Assets. Our custody strategy emphasizes security, regulatory compliance, and operational redundancy through diversified custody arrangements with established, regulated custodians.
•Custody Selection Criteria: We evaluate custodians based on regulatory compliance, security infrastructure, insurance coverage, operational track record, and financial stability. Our custodians are selected from among leading institutional-grade digital asset custody providers.
•Security Measures: Our custody arrangements incorporate multiple layers of security including cold storage, multi-signature controls, segregated client assets, and comprehensive insurance coverage. We maintain operational procedures for custody management, including regular reconciliation and monitoring of our Bitcoin holdings.
•Risk Management: Our diversified custody approach is designed to mitigate counterparty risk, operational risk, and security risks associated with digital asset storage. We regularly review and assess our custody arrangements to ensure they meet our security and operational requirements.
As of August 31, 2025, our consolidated current assets (excluding ACT Genomics) were approximately $40 million, including approximately $16 million of cash and cash equivalents. Our consolidated current assets as of August 31, 2025 exclude the approximately $24 million holding of 218.4203 BTC, classified as non-current intangible assets as of August 31, 2025 and the estimated gross proceeds from the disposal of ACT Genomics of approximately $46 million.
Our comprehensive long-term Bitcoin strategy, approved by our Board of Directors, includes board approval to allocate most of the company’s cash and cash equivalents to Bitcoin, potentially implement alpha-generating strategies, and pursue institutional discussions for expanded Bitcoin acquisition. We plan to increase our Bitcoin holdings substantially and aim to become one of the largest healthcare corporate Bitcoin holders globally.
Our balance sheet allocation strategy will be implemented as follows:
•Implementation: We intend to allocate available cash (excluding operational requirements) to Bitcoin investments, targeting an initial allocation of approximately 80% of our available cash to Bitcoin holdings.
•Operational Cash Requirements: We will maintain sufficient cash reserves to fund our operations for at least 24 months, ensuring that our Bitcoin treasury strategy does not compromise our ability to execute our core business strategy or meet our financial obligations.
•Dynamic Allocation: Our allocation percentages may be adjusted based on market conditions, business requirements, regulatory developments, and board-approved investment policies. Any material changes to our allocation strategy will be disclosed in our periodic reports.
•Risk Management: Our allocation strategy incorporates risk management principles including gradual implementation, diversified custody arrangements, and maintenance of adequate liquidity for operational needs.

Our Bitcoin initiative extends far beyond a simple treasury allocation, representing a comprehensive long-term digital asset strategy. Our immediate priority is establishing our core Bitcoin treasury position through direct Bitcoin acquisition and secure custody arrangements. Any exploration of additional strategies would occur only after successfully implementing our primary treasury strategy. We may in the future explore additional sophisticated alpha-generating strategies, including yield generation, strategic collateralization, and structured products, to maximize returns on our Bitcoin holdings. Any such activities would represent a second phase of our Bitcoin strategy and would be implemented only after establishing our core treasury position. In the future, we may consider conservative strategies such as secured lending of Bitcoin to institutional counterparties, participation in regulated Bitcoin-backed financial products, or other low-risk yield-generating activities. Any such activities would be evaluated based on risk-adjusted returns, regulatory compliance, and alignment with our overall treasury strategy. Any future alpha-generating activities would be implemented only with board approval, appropriate risk management frameworks, and conservative position sizing to ensure they do not compromise our primary treasury strategy or operational flexibility. We would maintain strict criteria for counterparty selection, collateral requirements, and position limits.
Additionally, we plan to accept cryptocurrency payments across both of our direct-to-consumer platforms, including IM8 Health and CircleDNA, creating a Bitcoin ecosystem from treasury to operations.
Importantly, our Bitcoin treasury strategy is underpinned by IM8’s exceptional operating performance and strong cash flow generation. Our rapidly growing consumer health operations provide investors with both upside potential and downside protection. The combination of IM8’s strong growth trajectory—achieving a $100 million ARR run-rate in just eleven months—and our strategic Bitcoin allocation creates what we believe is a unique value proposition that offers exposure to both the expanding longevity market and digital asset appreciation.
Other Cryptocurrencies
While our current treasury strategy is focused on Bitcoin, we may also allocate a portion of proceeds in connection with securities which may be offered pursuant to this prospectus supplement to acquire other major liquid blockchain-linked cryptocurrencies.
•Identification and Selection of Cryptocurrencies: Any acquisition of cryptocurrencies other than Bitcoin would be subject to a formal evaluation and approval process by our Board of Directors. We would identify potential cryptocurrencies based on criteria, including, but not limited to, market leadership, liquidity, regulatory status, custody and security, and store-of-value characteristics. We would only focus on a limited number of established cryptocurrencies, and will not invest in speculative or pre-launch tokens.
•Treasury Reserve Composition: The remainder of the Company’s treasury reserve that is not allocated to Bitcoin or other cryptocurrencies is intended to be held in cash, and cash equivalents, to ensure we maintain sufficient operational liquidity. Our strategy requires that we maintain adequate cash reserves to fund our operations for at least 24 months. Our primary strategic asset for treasury appreciation is Bitcoin.
Corporate Information
We are an exempted company limited by shares incorporated on July 21, 2021 under the laws of the Cayman Islands. Our registered office is at Unit 703-706, K11 Atelier King’s Road, 728 King’s Road, Quarry Bay, Hong Kong and our telephone number is +852-2210-9588. Our website is www.prenetics.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus supplement.
The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov.
Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor New York, N.Y. 10168.

THE OFFERING

Issuer	Prenetics Global Limited

Securities offered by us
Up to 2,722,642 Class A Ordinary Shares , together with 2,722,642 Class A Warrants and 2,722,642 Class B Warrants, and 5,445,284 Class A Ordinary Shares issuable upon exercise of the Class A Warrants and Class B Warrants offered hereby.
Each Class A Ordinary Share sold in this offering will be issued together with one Class A Warrant and one Class B Warrant (together, the “warrants”).

Purchase Price	$16.08 per each Class A Ordinary Share and accompanying warrants.

Class A Warrants
Each Class A Ordinary Share will be issued together with one Class A Warrant. Each Class A Warrant entitles the holder to purchase one Class A Ordinary share for $24.12, subject to adjustment, immediately upon issuance until the fifth anniversary of the date of issuance.
This prospectus supplement also relates to the offering of the shares of our Class A Ordinary Shares issuable upon the exercise of the Class A Warrants.

Class B Warrants
Each Class A Ordinary Share will be issued together with one Class B Warrant.
Each Class B Warrant entitles the holder to purchase one Class A Ordinary share for $32.16, subject to adjustment, immediately upon issuance until the fifth anniversary of the date of issuance.
This prospectus supplement also relates to the offering of the shares of our Class A Ordinary Shares issuable upon the exercise of the Class B Warrants.

Ordinary Shares outstanding prior to offering(1)	12,524,823 Class A Ordinary Shares and 1,580,972 Class B Ordinary Shares, par value $0.0015 per share (the “Class B Ordinary Shares”).

Ordinary Shares outstanding immediately following the offering	15,247,465 Class A Ordinary Shares and 1,580,972 Class B Ordinary Shares

Use of proceeds
We estimate that our net proceeds from this offering will be approximately $40.1 million, after deducting the estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for the global expansion of IM8, development and implementation of our Bitcoin treasury strategy, working capital and general corporate purposes. See “Use of Proceeds” on page S-13 in this prospectus supplement.

Risk factors
Investing in our securities involves significant risks. See “Risk Factors,” beginning on page S-8 in this prospectus supplement, on page 20 of the accompanying prospectus, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.

Placement Agent Warrants
Upon closing of this offering, we have agreed to issue the Placement Agent Warrants to purchase up to 131,829shares of our Class A Ordinary Share (6% of the aggregate number of shares of our Class A Ordinary Share). For investors introduced by the Company and investing as directed orders, such warrant coverage will be two percent (2%). The Placement Agent Warrants will be exercisable at a per share exercise price equal to $16.08, which is equal to 100% of the public offering price per Class A Ordinary Share in this offering. The Placement Agent Warrants are exercisable at any time and from time to time, in whole or in part, from the commencement of sales of the Class A Ordinary Shares and the warrants in this offering and will expire on the fifth anniversary date of the commencement of sales.
The Placement Agent Warrants have been deemed compensation by FINRA and are therefore subject to restrictions pursuant to Rule 5110(e)(1)(A) of FINRA. The placement agent (or permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days following the commencement of sales of the securities issued in this offering. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Placement Agent Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the Placement Agent Warrant exercise price or underlying shares will not be adjusted for issuances of shares of our Class A Ordinary Shares at a price below the warrant exercise price.]

Trading Market and Nasdaq symbol for Class A Ordinary Shares
Our Class A Ordinary Shares are listed on the Nasdaq Global Market under the symbol “PRE” and certain of our warrants are listed under the symbol “PRENW” (the “Public Warrants”). There is no established trading market for the warrants or the Placement Agent Warrants, and we do not expect a trading market to develop. We do not intend to list the warrants or the Placement Agent Warrants on any securities exchange or nationally recognized trading system.

_______________
(1)Excludes:
•1,492,307 Class A Ordinary Shares issuable upon exercise of Public Warrants outstanding, with an exercise price of $103.60 per share;
•466,500 Class A Ordinary Shares subject to restricted stock units; and
•1,580,972 Class A Ordinary Shares issuable upon conversion of 1,580,972 outstanding Class B Ordinary Shares.
Except as otherwise indicated, all information in this prospectus supplement excludes the securities described in footnote (1) above and assumes that:
•All of the Class A Ordinary Shares offered hereby are sold; and

•None of the Class A Warrants, Class B Warrants, or Private Placement Agent Warrants issued in this offering are exercised.

RISK FACTORS
Investing in any securities offered pursuant to this prospectus supplement involves risks. You should carefully consider the risk factors included in this prospectus supplement and the accompanying prospectus. You should also consider the risks, uncertainties and assumptions set forth in our most recent Annual Report on Form 20-F, which is incorporated herein by reference, and in our updates, if any, to those risk factors in our reports on Form 6-K incorporated herein by reference, and all other information contained or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act. The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could affect our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also read carefully the section titled “Cautionary Statement Regarding Forward-Looking Statements.”
Risks Related to This Offering
You may experience immediate and substantial dilution as a result of this offering.
The public offering price of our Class A Ordinary Shares is substantially higher than the pro forma as adjusted net tangible book value per share of our Class A Ordinary Shares. Therefore, if you purchase our Class A Ordinary Shares in this offering, you will pay a price per share that substantially exceeds our pro forma as adjusted net tangible book value per share after this offering. Our net tangible book value as of June 30, 2025, was approximately $122,140,000, or $9.31 per share. Based on the public offering price of $16.08 per Class A Ordinary Share, you will experience immediate dilution of $5.84 per share, representing the difference between our pro forma as adjusted net tangible book value per share after giving effect to this offering and the public offering price per share.
Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.
We intend to use the net proceeds of this offering, if any, for the global expansion of IM8, development and implementation of our Bitcoin treasury strategy, working capital and general corporate purposes. Our management will have broad discretion in the application of the net proceeds from this offering, if any, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Class A Ordinary Shares. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our Class A Ordinary Shares to decline. See “Use of Proceeds.”
We may be or become a passive foreign investment company (“PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. Holders of our Class A Ordinary Shares.
Depending on the value of our assets, which is determined based, in part, on the market value of our Class A Ordinary Shares, and the nature of our assets and income over time, we could be or become classified as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. A non-U.S. corporation, such as us, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year if either (1) at least 75% of its gross income for such year consists of certain types of “passive” income or (2) at least 50% of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). Due to the lack of authority and guidance, the application of such rules with respect to Bitcoin or other digital assets, or transactions involving Bitcoin or other digital assets, is subject to uncertainty, although Bitcoin and other digital assets could be treated as passive assets.

Based on our income and assets and the market value of our Class A Ordinary Shares, we believe that we were not a PFIC for the taxable year ended December 31, 2024. There can be no assurance regarding our PFIC status for the current taxable year or foreseeable future taxable years, however, because our PFIC status is a factual determination made annually that will depend, in part, upon the composition of our income and assets, and includes the uncertainty under the PFIC rules with respect to Bitcoin or other digital assets and transactions involving Bitcoin or other digital assets. The value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined in part by reference to the market price of our Class A Ordinary Shares from time to time (which may be volatile). Because we will generally take into account our current market capitalization in estimating the value of our goodwill and other unbooked intangibles, our PFIC status for the current taxable year and foreseeable future taxable years may be affected by our market capitalization, and therefore, fluctuations in our market capitalization create a risk that we may be classified as a PFIC for the current taxable year and foreseeable future taxable years. In addition, the composition of our income and our assets will be affected by how, and how quickly, we spend our liquid assets. Under circumstances where our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming a PFIC may substantially increase.
Because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income or assets as non-passive, or our valuation of our goodwill and other unbooked intangibles, each of which could cause us to become classified as a PFIC for the current or subsequent taxable years.
If we are a PFIC for any taxable year during which a U.S. Holder (as defined under “Material U.S. Federal Income Tax Consequences”) of our Class A Ordinary Shares, Class A Warrants, or Class B Warrants, the U.S. Holder may be subject to certain adverse U.S. federal income tax consequences. Additionally, if we are a PFIC for any taxable year during which U.S. Holders hold our Class A Ordinary Shares, Class A Warrants, or Class B Warrants, we would generally continue to be treated as a PFIC with respect to such U.S. Holders even if we do not satisfy either of the above tests to be classified as a PFIC in a subsequent taxable year unless such U.S. Holders were to make certain elections, although such elections could be unavailable with respect to the Class A Warrants or Class B Warrants. Please see “Material U.S. Federal Income Tax Consequences - Passive Foreign Investment Company.”
There is no public market for the warrants or the Placement Agent Warrants being offered in this offering.
There is no established public trading market for the warrants or the Placement Agent Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants or the Placement Agent Warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Global Market. Without an active market, the liquidity of the warrants and the Placement Agent Warrants will be limited.
Holders of warrants, and the Placement Agent Warrants issued in this offering will have no rights as ordinary shareholders until such holders exercise their warrants or Placement Agent Warrants and acquire our Class A Ordinary Shares.
Until holders of the warrants and Placement Agent Warrants acquire Class A Ordinary Shares upon exercise of such warrants and Placement Agent Warrants, the holders will have no rights with respect to the Class A Ordinary Shares underlying such warrants or Placement Agent Warrants, such as voting rights or the rights to receive dividends. Upon exercise of the warrants or Placement Agent Warrants, the holders will be entitled to exercise the rights of an ordinary shareholder only as to matters for which the record date occurs after the exercise.

The warrants being offered may not have value.
The Class A Warrants and Class B Warrants being offered by us in this offering have an exercise price of $24.12 per share and $32.16 per share, respectively, subject to certain adjustments. The warrants will expire five years from the date of issuance. In the event that the market price of our Class A Ordinary Shares does not exceed the exercise price of the warrants during the period when they are exercisable, the warrants may not have any value.
We may not receive any additional funds upon the exercise of the warrants or Placement Agent Warrants being offered.
In certain limited circumstances, each warrant or Placement Agent Warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of Class A Ordinary Shares determined according to the formula set forth in the applicable warrant. Accordingly, we may not receive any additional funds upon the cashless exercise of the warrants or Placement Agent Warrants or if the warrants or the Placement Agent Warrants altogether are not exercised at all.
Significant holders or beneficial holders of our Class A Ordinary Shares may not be permitted to exercise warrants that they hold.
Holders of the warrants will not be entitled to exercise any portion of any warrant which, upon giving effect to such exercise, would cause the aggregate number of Class A Ordinary Shares beneficially owned by the holder (together with its affiliates) to exceed 4.99% (which may be increased to 9.99% upon the election of the holder up 60 days prior written notice) of Class A Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. As a result, you may not be able to exercise your warrants for Class A Ordinary Shares at a time when it would be financially beneficial for you to do so. In such circumstance, you could seek to sell your warrants to realize value, but you may be unable to do so in the absence of an established trading market for the warrants.
Sales of, or the perception of sales of, a substantial number of our Class A Ordinary Shares, including any shares issuable upon exercise of any warrants or the Placement Agent Warrants, in the public market could cause our stock price to fall.
Sales of a substantial number of our Class A Ordinary Shares, including any shares issuable upon exercise of any warrants or the Placement Agent Warrants issued in this offering, in the public market or the perception that these sales might occur could depress the market price of our Class A Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales or perceived sales may have on the prevailing market price of our Class A Ordinary Shares. In addition, the sale of, or the perception of sales of, substantial amounts of our Class A Ordinary Share could adversely impact its price. As of June 30, 2025, we had outstanding 11,949,032 Class A Ordinary Shares, 755,870 Class A Ordinary Shares underlying RSUs and Public Warrants exercisable to purchase 1,492,307 Class A Ordinary Shares. The sale or the availability for sale of, or the perception of upcoming or future sales of (including as a result of the filing of a resale registration statement), of a large number of Class A Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline.

CAPITALIZATION
The following table sets forth our unaudited cash and cash equivalents and total capitalization as of June 30, 2025:
•on an actual basis; and
•on an as adjusted basis to give effect to (i) the sale by us of 2,722,642 Class A Ordinary Shares in this offering at an offering price of $16.08 per Class A Ordinary Share, and (ii) the receipt by us of the estimated net proceeds from this offering, after deducting placement agent fees and estimated offering expenses payable by us.
The information in this table should be read in conjunction with the financial statements and other financial information incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the section entitled “Use of Proceeds.”

	As of June 30, 2025
	Actual	As Adjusted(1)
	(Unaudited)
	(In thousands)
Cash and cash equivalents	17,249	57,389
Equity:
Share capital	20	24
Share premium	857,333	897,469
Treasury share reserve	(639)	(639)
Translation reserve	(2,592)	(2,592)
Other reserves	(253,719)	(253,719)
Capital reserve	90,237	90,237
Accumulated deficit	(539,873)	(539,873)
Non-controlling interest	10	10
Total Shareholder’s (deficit)/equity:
Debt:
Non-current lease liabilities	1,048	1,048
Warrant liabilities	875	875
Current lease liabilities	1,526	1,526
Total capitalization	154,226	194,366
__________________
(1)All proceeds from this offering are reflected in share capital and share premium.
The foregoing table and calculations are based on 11,949,032 Class A Ordinary Shares outstanding as of June 30, 2025, and exclude:
•1,492,307 Class A Ordinary Shares issuable upon exercise of Public Warrants outstanding, with an exercise price of $103.60 per share;
•755,870 Class A Ordinary Shares subject to restricted stock units;
•1,580,972 Class A Ordinary Shares issuable upon conversion of 1,580,972 outstanding Class B Ordinary Shares.

•2,722,642 Class A Ordinary Shares issuable upon the exercise of the Class A Warrants to be sold in this offering at an exercise price of $24.12 per share;
•2,722,642 Class A Ordinary Shares issuable upon the exercise of the Class B Warrants to be sold in this offering at an exercise price of $32.16 per share; and
•131,829Class A Ordinary Shares issuable upon the exercise of the Placement Agent Warrants to be issued to the placement agent as compensation in connection with this offering at an exercise price of $16.08 per share.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering will be approximately $40.1million, after deducting the estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for the global expansion of IM8, development and implementation of our Bitcoin treasury strategy, working capital and general corporate purposes.
The expected use of the net proceeds from this offering represents our intentions based on our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend on numerous factors, including the extent of spending to support our research and development efforts, our progress against certification and manufacturing milestones, the timing of capital expenditures in the expansion of our testing and certification capacities, the speed at which we grow our workforce, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds of this offering.

DIVIDEND POLICY
We have never declared or paid any cash dividend, and do not anticipate paying any dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and expand our business. Our board of directors has sole discretion whether to pay dividends. If our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our directors may deem relevant.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING
The following summary of the material terms of securities we are offering is not intended to be a complete summary of the rights and preferences of such securities, and should be read together with the Company’s Amended And Restated Memorandum and Articles of Association (the “Articles”) adopted by special resolution dated and effective on September 15, 2021. We urge you to read the Articles in its entirety for a complete description of the rights and preferences of our share capital.
General
The Company is a Cayman Islands exempted company with limited liability and its affairs are governed by the Amended Articles, the Cayman Islands Companies Act, and the common law of the Cayman Islands.
The Company’s authorized share capital is US$320,000 divided into 213,333,334 shares comprised of: (i) 186,666,667 Class A Ordinary Shares, par value $0.0015 per share, (ii) 15,333,333 convertible Class B Ordinary Shares, par value $0.0015 per share (together with the Class A Ordinary Shares, the “Ordinary Shares”), and (iii) 11,333,334 shares of such class or classes (however designated) par value $0.0015 per share, as the board of directors may determine in accordance with Article 10 of the Amended Articles. All Ordinary Shares issued and outstanding as of the date of this prospectus supplement are fully paid and non-assessable.
The Amended Articles became effective on May 17, 2022. The following are summaries of material provisions of the Amended Articles and the Cayman Islands Companies Act insofar as they relate to the material terms of the Ordinary Shares.
Ordinary Shares
General
Holders of Class A Ordinary Shares and Class B Ordinary Shares generally have the same rights and powers except for voting and conversion rights. Each Class A Ordinary Share is entitled to one (1) vote, while each Class B Ordinary Share is entitled to twenty (20) votes with all Ordinary Shares voting together as a single class on most matters. The Company maintains a register of its shareholders and a shareholder will only be entitled to a share certificate if the board of directors of the Company determines that share certificates be issued.
Danny Yeung controls the voting power of all of the outstanding Class B Ordinary Shares and, due to our dual-class voting structure, Mr. Yeung exercises voting control over the Company. Although Mr. Yeung controls the voting power of all of the outstanding Class B Ordinary Shares, his control over those shares is not permanent and is subject to reduction or elimination at any time or after certain periods as a result of a variety of factors. As further described below, upon any transfer of Class B Ordinary Shares by a holder thereof to any person which is not a Permitted Transferee of such holder, those shares will automatically and immediately convert into Class A Ordinary Shares. In addition, all Class B Ordinary Shares will automatically convert to Class A Ordinary Shares in other events described below. See “— Optional and Mandatory Conversion.”
Dividends
The holders of Ordinary Shares will be entitled to such dividends as the board of directors may in its discretion lawfully declare from time to time, or as shareholders may declare by ordinary resolution (provided that no dividend shall exceed the amount recommended by the board of directors).
Class A Ordinary Shares and Class B Ordinary Shares rank equally as to dividends and other distributions. Dividends may be paid either in cash or in specie, provided, that no dividend can be made in specie on any Class A Ordinary Shares unless a dividend in specie in equal proportion is made on Class B Ordinary Shares.

Voting Rights
Holders of Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the shareholders. In respect of all matters upon which holders of Ordinary Shares are entitled to vote. The Class A Ordinary Shares are entitled to one (1) vote per share. The Class B Ordinary Shares are entitled to twenty (20) votes per share and generally votes together with the Class A Ordinary Shares unless otherwise prohibited by law. At any meeting of shareholders, a resolution put to the vote of the meeting shall be decided by way of a poll and not by way of a show of hands. A poll shall be taken in such manner and at such place as the chairperson of the meeting may direct (including the use of a ballot or voting papers, or tickets) and the result of a poll shall be deemed to be the resolution of the meeting.
Class A Ordinary Shares and Class B Ordinary Shares will vote together on all matters, except that the Company will not, without the approval of holders of a majority of the voting power of the Class B Ordinary Shares, voting exclusively and as a separate class:

•increase the number of authorized Class B Ordinary Shares;
•issue any Class B Ordinary Shares or securities convertible into or exchangeable for Class B Ordinary Shares, other than to any Key Executive or his or her affiliates, or on a pro rata basis to all holders of Class B Ordinary Shares permitted to hold such shares under the Amended Articles;
•create, authorize, issue, or reclassify into, any preference shares in the capital of the Company or any shares in the capital of the Company that carry more than one (1) vote per share;
•reclassify any Class B Ordinary Shares into any other class of shares or consolidate or combine any Class B Ordinary Shares without proportionately increasing the number of votes per Class B Ordinary Share; or
•amend, restate, waive, adopt any provision inconsistent with or otherwise vary or alter any provision of the Amended Articles relating to the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Class B Ordinary Shares.
An ordinary resolution to be passed by the shareholders will require a simple majority of votes cast at a meeting of shareholders, while a special resolution will require not less than two-thirds of votes cast at a meeting of shareholders.
Optional and Mandatory Conversion
Each Class B Ordinary Share will be convertible into one (1) Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions occurring after the Acquisition Effective Time) at any time at the option of the holder thereof. Class A Ordinary Shares will not be convertible into Class B Ordinary Shares under any circumstances.
Any number of Class B Ordinary Shares held by a holder thereof will automatically and immediately be converted into an equal number of Class A Ordinary Shares (as adjusted for share splits, share combinations and similar transactions occurring after the Acquisition Effective Time) upon the occurrence of any of the following:
•Any direct or indirect sale, transfer, assignment, or disposition of such number of Class B Ordinary Shares by the holder thereof or the direct or indirect transfer or assignment of the voting power attached to such number of Class B Ordinary Shares through voting proxy or otherwise to any person that is not a Permitted Transferee of such holder;
•the direct or indirect sale, transfer, assignment, or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment, or disposition of all or substantially all of the assets of, a holder of Class B Ordinary Shares that is an entity to any person that is not a Permitted Transferee of the such holder; or
•a person becoming a holder of Class B Ordinary Shares by will or intestacy.
All Class B Ordinary Shares issued and outstanding will be automatically and immediately converted into an equal number of Class A Ordinary Shares upon the occurrence of any of the following:
•on Danny Yeung’s death or Incapacity;
•on the date on which Danny Yeung is terminated for cause (as defined in the employment agreement with Danny Yeung (and in the event of a dispute regarding whether there was cause, cause will be deemed not to exist unless and until an affirmative ruling regarding such cause has been made by a court or arbitral panel of competent jurisdiction, and such ruling has become final and non- appealable)); or
•on the first date that both of the following conditions are satisfied: (I) Danny Yeung and his Affiliates and Permitted Transferees together own less than thirty three per cent (33%) of the number of Class B Ordinary Shares (which for these purposes shall be deemed to include all Class B Ordinary Shares issuable upon exercise of all outstanding restricted share units to acquire Class B Ordinary Shares that are held by Danny Yeung immediately following the Acquisition Effective Time) that Danny Yeung and his Affiliates and Permitted Transferees owned immediately following the Acquisition Effective Time, as adjusted for share splits, share combinations and similar transactions occurring after the Acquisition Effective Time; and (II) Danny Yeung ceases to be a Director or officer of the Company.
No Class B Ordinary Shares shall be issued by the Company after conversion of all Class B Ordinary Shares into Class A Ordinary Shares.
Transfer of Ordinary Shares
Subject to applicable laws, including securities laws, and the restrictions contained in the Amended Articles, any shareholders may transfer all or any of their Class A Ordinary Shares by an instrument of transfer in the usual or common form, in a form prescribed by Nasdaq or any other form approved by the board of directors of the Company.
Class B Ordinary Shares may be transferred only to a Permitted Transferee of the holder and any Class B Ordinary Shares transferred otherwise will be converted into Class A Ordinary Shares as described above. See “ — Optional and Mandatory Conversion.”
A “Permitted Transferee” with respect to the Class B Ordinary Shareholders, means any or all of the following:
a.Danny Yeung and his Permitted Entities and Permitted Transferees of each of them (each a “Key Executive”);
b.any Key Executive’s Permitted Entities;
c.the transferee or other recipient in any transfer of any Class B Ordinary Shares by any Class B Ordinary Shareholder: (i) to (A) his or her Family Members; (B) any other relative or individual approved by the board of directors of the Company; or (C) any trust or estate planning entity (including partnerships, limited companies, and limited liability companies), that is primarily for the benefit of, or the ownership interests of which are Controlled by, such Class B Ordinary Shareholder, his or her Family Members, and/or other trusts or estate planning entities described in this paragraph (c), or any entity Controlled by such Key Executive or a trust or estate planning entity; or (ii) occurring by operation of law, including in connection with divorce proceedings;
d.any charitable organization, foundation, or similar entity;

e.the Company or any of its subsidiaries; or
f.in connection with a transfer as a result of, or in connection with, the death or incapacity of a Key Executive: any Key Executive’s Family Members, another Class B Ordinary Shareholder, or a designee approved by majority of all directors of the Company, provided that in case of any transfer of Class B Ordinary Shares pursuant to clauses (b) through (e) above to a person who at any later time ceases to be a Permitted Transferee under the relevant clause, the Company shall be entitled to refuse registration of any subsequent transfer of such Class B Ordinary Shares except back to the transferor of such Class B Ordinary Shares pursuant to clauses (b) through (e) (or to a Key Executive or his or her Permitted Transferees) and in the absence of such transfer back to the transferor (or to a Key Executive or his or her Permitted Transferees), the applicable Class B Ordinary Shares shall be subject to mandatory conversion as set out above.
A “Permitted Entity” with respect to any Key Executive means:
a.any person in respect of which such Key Executive has, directly or indirectly: (i) control with respect to the voting of all the Class B Ordinary Shares held by or to be transferred to such person; (ii) the ability to direct or cause the direction of the management and policies of such person or any other person having the authority referred to in the preceding clause (a)(i) (whether by contract, as executor, trustee, trust protector or otherwise); or (iii) the operational or practical control of such person, including through the right to appoint, designate, remove or replace the person having the authority referred to in the preceding clauses (a)(i) or (ii);
b.any trust the beneficiaries of which consist primarily of a Key Executive, his or her Family Members, and/or any persons Controlled directly or indirectly Controlled by such a trust; and
c.any person Controlled by a trust described in the immediately preceding clause (b).
“Family Member” means the following individuals: the applicable individual, the spouse of the applicable individual (including former spouses), the parents of the applicable individual, the lineal descendants of the applicable individual, the siblings of the applicable individual, and the lineal descendants of a sibling of the applicable individual. For purposes of the preceding sentence, the descendants of any individual shall include adopted individuals and their issue but only if the adopted individual was adopted prior to attaining age 18.
“Controlled” means directly or indirectly: (i) the ownership or control of a majority of the outstanding voting securities of such person; (ii) the right to control the exercise of a majority of the votes at a meeting of the board of directors (or equivalent governing body) of such person; or (iii) the ability to direct or cause the direction of the management and policies of such person (whether by contract, through other legally enforceable rights or howsoever arising).
The board of directors of the Company may decline to register any transfer of any share in the event that any of the following is known by the directors not to be both applicable and true with respect to such transfer:
•the instrument of transfer is lodged with the Company, or the Company’s designated transfer agent or share registrar, accompanied by the certificate for the shares to which it relates (if any) and such other evidence as the board of directors of the Company may reasonably require to show the right of the transferor to make the transfer;
•the instrument of transfer is in respect of only one class of shares;
•the instrument of transfer is properly stamped, if required;
•the transferred shares are fully paid up and free of any lien in favor of the Company (it being understood and agreed that all other liens, e.g., pursuant to a bona fide loan or indebtedness transaction, shall be permitted); or

•a fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as the board of directors of the Company may from time to time require, is paid to the Company in respect thereof.
If the board of directors of the Company refuses to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal stating the facts which are considered to justify the refusal to register the transfer.
Liquidation
The Class A Ordinary Shares and Class B Ordinary Shares will rank equally upon the occurrence of any liquidation, dissolution or winding up of the Company, in the event of which the Company’s assets will be distributed to, or the losses will be borne by, shareholders in proportion to the par value of the shares held by them.
Calls on Ordinary Shares and Forfeiture of Ordinary Shares
The board of directors of the Company may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares. The Ordinary Shares that have been called upon and remain unpaid are, after a notice period, subject to forfeiture.
Redemption of Ordinary Shares
Subject to the provisions of the Cayman Islands Companies Act, the Company may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or the Company. The redemption of such shares will be effected in such manner and upon such other terms as the Company may, by either resolution of the board of directors of the Company or special resolution of shareholders, determine before the issue of the shares.
Variations of Rights of Shares
Subject to certain Amended Articles provisions governing the Class B Ordinary Shares, if at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied without the consent of the holders of the issued shares of that class where such variation is considered by the directors not to have a material adverse effect upon such rights. Otherwise, any such variation will be made only with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the approval of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.
General Meetings of Shareholders
The Company will hold an annual general meeting at such time and place as the board of directors of the Company will determine. The board of directors of the Company may call extraordinary general meetings whenever they think fit, and must convene an extraordinary general meeting upon the requisition of (a) shareholders holding at least one third of the votes that may be cast at such meeting, or (b) the holders of Class B Ordinary Shares entitled to cast a majority of the votes that all Class B Ordinary Shares are entitled to cast. At least seven (7) calendar days’ notice in writing shall be given for any general meeting.
One or more shareholders holding not less than one-third of the total issued share capital of the Company in issue present in person or by proxy and entitled to vote will be a quorum for all purposes, provided that, from and after the Acquisition Effective Time where Class B Ordinary Shares are in issue, the presence in person or by proxy of holders of a majority of Class B Ordinary Shares will be required in any event.
Inspection of Books and Records
The board of directors of the Company will determine whether, to what extent, at what times and places and under what conditions or articles the accounts and books of the Company will be open to the inspection by shareholders, and no shareholder (not being a director of the Company) will otherwise have any right of inspecting any account or book or document of the Company except as required by the Cayman Islands Companies Act or authorized by ordinary resolution of shareholders.
Changes in Capital
The Company may from time to time by ordinary resolution, subject to the rights of holders of Class B Ordinary Shares:
•increase its share capital by such sum, to be divided into shares of such amount, as the resolution will prescribe;
•consolidate and divide all or any of its share capital into shares of a larger amount than existing shares;
•sub-divide its existing shares or any of them into shares of a smaller amount; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; or
•cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.
Subject to the rights of Class B Ordinary Shares, the Company may by special resolution reduce its share capital or any capital redemption reserve fund in any manner permitted by law.
Differences in Company Law
Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements
In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that it is permitted or not prohibited by the constitutional documents of the company incorporated in another jurisdiction and facilitated by the laws of that other jurisdiction).
Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan of merger or consolidation must then be authorized by (a) a special resolution (usually the affirmative vote of the holders of at least a two-thirds (2/3) majority of the issued ordinary shares of the company that are present in person or represented by proxy and entitled to vote thereon and who vote at the general meeting) of the shareholders of each company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. Unless required by its articles of association, no shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company if a copy of the plan of merger or consolidation is given to every member of the subsidiary company unless that member agrees otherwise.
The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the Cayman Islands court waives such requirement or makes such order as the Cayman Islands court otherwise considers reasonable. If the Registrar of Companies of the Cayman Islands is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies of the Cayman Islands will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company and the surviving company is the Cayman Islands exempted company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in the jurisdiction in which the foreign company is existing; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.
Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.
Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice of such approval to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (c) above or within seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder may) shall file a petition with the Cayman Islands courts to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the Cayman Islands court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date where the consideration for such shares are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.
Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, that will generally be more suited for complex mergers or other transactions involving widely held companies. Such transactions, commonly referred to in the Cayman Islands as a “scheme of arrangement,” may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by (i) in respect a scheme of arrangement proposed between a company and its shareholders (or any class of shareholder), three fourths in value of the shareholders (or each class of shareholder) who attend and vote, either in person or by proxy, at a meeting (or meetings) convened for that purpose; or (ii) in respect of a scheme of arrangement proposed between a company and its creditors (or any class of creditors), a majority in number representing three fourths in value of the creditors (or each class of creditors) who attend and vote, either in person or by proxy, at a meeting (or meetings) convened for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Cayman Islands court. While a dissenting shareholder would have the right to express to the Cayman Islands court the view that the scheme of arrangement should not be sanctioned, the Cayman Islands court may be expected to sanction the scheme of arrangement if it satisfies itself that:
•the company is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to majority vote have been complied with;
•the shareholders have been fairly represented at the meeting in question;
•the arrangement is such as a businessman would reasonably approve; and
•the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”
If a scheme of arrangement is sanctioned by the Cayman Islands court, the scheme of arrangement will be binding on all of the shareholders (or each class of shareholder) or creditors (or each class of creditor).
If a scheme of arrangement or takeover offer (as described below) is sanctioned by the Cayman Islands court, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.
Squeeze-out Provisions
When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Cayman Islands courts, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.
Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.
Shareholders’ Suits
Mourant Ozannes (Hong Kong) LLP, our Cayman Islands legal counsel, is not aware of any reported class action or derivative action having been brought in a Cayman Islands court. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder but derivative actions are available to a shareholder in specific circumstances. Based on both Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, derivative actions may be taken by a shareholder if:
•a company is acting, or proposing to act, illegally or beyond the scope of its authority;
•the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or
•those who control the company are perpetrating a “fraud on the minority.”
A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed or where the directors have exercised their powers for an improper purpose.
Enforcement of Civil Liabilities
The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.
We have been advised by Mourant Ozannes (Hong Kong) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
Special Considerations for Exempted Companies
We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary resident company except for the exemptions and privileges listed below:
•an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;
•an exempted company’s register of members is not open to inspection;

•an exempted company does not have to hold an annual general meeting;
•an exempted company may issue shares with no par value;
•an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);
•an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
•an exempted company may register as a limited duration company; and
•an exempted company may register as a segregated portfolio company.
“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Indemnification of Directors and Executive Officers and Limitation of Liability
Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our Articles permit indemnification of officers and directors, to the fullest extent permitted under the laws of the Cayman Islands, for any liability and loss suffered and expenses, including legal expenses, incurred in their capacities as such in connection with any action, suit or proceeding, where civil, administrative or investigative. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors that will provide such persons with additional indemnification beyond that provided in our Articles.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties
Under the Delaware General Corporation Law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under Cayman Islands law, directors and officers owe the following fiduciary duties:
•duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;
•duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;
•directors should not improperly fetter the exercise of future discretion;
•duty to exercise powers fairly as between different sections of shareholders;
•duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and
•duty to exercise independent judgment.
In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.
As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the Articles or alternatively by shareholder approval at general meetings.
Shareholder Action by Written Consent
Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Articles provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder Proposals
Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Articles provide that shareholders holding greater than an aggregate of 10.0% of the ordinary shares issued and outstanding of the Company (i) may call an extraordinary general meeting and put forth proposals at such extraordinary general meeting, and (ii) may put forth proposals at an annual general meeting, in each case subject to compliance with the relevant notice provisions in the Articles.
Cumulative Voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, the Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors
Under the Delaware General Corporation Law, a director of a corporation may be removed for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Articles, directors may be removed by the shareholders for “cause” (i.e., a conviction of a felony, the willful misconduct in the performance of director’s duties to the Company in a matter of substantial importance, or mental incompetency that directly affects such director’s ability to perform his or her obligations as a director) by an ordinary resolution. A director will also cease to be a director if he or she (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) is prohibited by applicable law from being a director; or (v) the director absents himself or herself (for the avoidance of doubt, without being represented by proxy) from meetings of the Board for six consecutive months without special leave of absence from the directors, and the directors pass a resolution that he or she has by reason of such absence vacated office.
Transactions with Interested Shareholders
The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute under its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding Up
Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Articles, if the Company is wound up, the liquidator of our company may distribute the assets with the sanction of a special resolution of the shareholders and any other sanction required by law.
Variation of Rights of Shares
Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.
Under the Articles, if our share capital is divided into more than one class of shares, the rights attached to any such class may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by our directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.
Amendment of Governing Documents
Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote on the matter, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, the Articles may only be amended by a special resolution of the shareholders.
Directors’ Power to Issue Shares
Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, or other rights or restrictions.
Inspection of Books and Records
Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records.
Holders of our shares have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records.
Waiver of Certain Corporate Opportunities
Under the Articles, the Company has renounced any interest or expectancy of the Company in, or in being offered an opportunity to participate in, certain opportunities where such opportunities come into the possession of one of our directors other than in his or her capacity as a director (as more particularly described in the Articles). This is subject to applicable law and may be waived by the relevant director.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A Ordinary Shares is Continental Stock Transfer & Trust Company.
Listing
Our Class A Ordinary Shares are listed on Nasdaq under the trading symbol “PRE”.

Warrants
The following summary of certain terms and provisions of the Class A Warrants and Class B Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrants and the form of warrant agent agreement between us and Continental Stock Transfer & Trust Company, the forms of which will be filed as an exhibit to our reports on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant and form of warrant agent agreement for a complete description of the terms and conditions of the warrants.
Duration and Exercise Price
The Class A Warrants will have an exercise price equal to $24.12 per share. The Class B Warrants will have an exercise price equal to $32.16 per share. The warrants will be immediately exercisable and expire five years from the date of issuance. The exercise price and number of Class A Ordinary Shares issuable upon exercise of the Warrants are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our Class A Ordinary Shares. The Warrants will be issued in certificated form only.
Exercise Procedure
The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us and our designated warrant agent a duly executed exercise notice accompanied by payment in full for the number of Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of Class A Ordinary Shares immediately after exercise, except that prior to the issuance of the Class A Ordinary Shares upon exercise of the Warrants, the holder may after 61 days following notice to the Company, elect to increase the amount of ownership of outstanding Class A Ordinary Shares after exercising the holder’s Warrants up to 9.99% of the number of Class A Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.
Cashless Exercise
If at the time of exercise of the Warrants there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Class A Ordinary Shares issuable upon exercise of the Warrants, then the Warrants will only be exercisable on a “cashless exercise” basis under which the holder will receive upon such exercise a net number of ordinary shares determined according to a formula set forth in the Warrants.
Transferability
In accordance with its terms and subject to applicable laws, the Warrants may be transferred at the option of the holder upon surrender of the Warrants to our designated warrant agent, together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).
Exchange Listing
There is no established trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Right as a Stockholder
Except as otherwise provided in the Warrants or by virtue of the holder’s ownership of our Class A Ordinary Shares, such holder of Warrants does not have the rights or privileges of a holder of our Class A Ordinary Shares, including any voting rights, until such holder exercises such holder’s Warrants. The Warrants will provide that the holders of the Warrants have the right to participate in distributions or dividends paid on our Class A Ordinary Shares.
Fundamental Transaction
In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Class A Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the consummation of a business combination with another person or group of persons whereby such other person or group acquires greater than 50% of the voting power of the outstanding Class A Ordinary Shares, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.
In connection with any fundamental transaction, the successor or acquiring entity will be required to assume all of our obligations under the warrants so that the warrants will thereafter be exercisable for the securities of the successor entity (or its parent) on substantially equivalent economic terms. The exercise price and number of shares issuable upon exercise of the warrants will be adjusted as necessary to preserve the economic value of the warrants following the transaction.
Warrant Agency Agreement

On October 28, 2025, the Company also entered into a warrant agency agreement (the “Warrant Agency Agreement”) with Continental Stock Transfer and Trust Company, who will act as warrant agent for the Company in connection with the Warrants and Placement Agent Warrants issued in the Offering.

Placement Agent Warrants
Upon closing of this offering, we have agreed to issue the placement agent warrants (the “Placement Agent Warrants”) as compensation to purchase up to 131,829  Class A Ordinary Shares (6% of the aggregate number of Class A Ordinary Shares). For investors introduced by the Company and investing as directed offers, such warrant coverage will be reduced to two percent (2%). The Placement Agent Warrants will be exercisable at a per share exercise price of $16.08 (100% of the public offering price per Class A Ordinary Share in this offering). The Placement Agent Warrants are exercisable, in whole or in part, immediately upon the date of issuance and expire on the five-year anniversary of the date of commencement of sales of the securities issued in this offering. The Placement Agent Warrants and the Class A Ordinary Shares issuable upon exercise of the Placement Agent Warrants are being registered on the registration statement of which this prospectus supplement is a part.
The Placement Agent Warrants have been deemed compensation by Financial Industry Regulatory Authority, Inc. (“FINRA”). The Placement Agent Warrants provide for registration rights upon request, in certain cases. The sole demand registration right provided will not be greater than five years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided will not be greater than seven years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Placement Agent Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the Placement Agent Warrant exercise price or underlying shares will not be adjusted for issuances of ordinary shares at a price below the warrant exercise price.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of the material U.S. federal income tax considerations for U.S. Holders (as defined below) of the acquisition, ownership and disposition of our Class A Ordinary Shares, Class A Warrants and Class B Warrants, in each case, acquired pursuant to this offering.
No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of our Class A Ordinary Shares and warrants; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.
This summary is limited to U.S. federal income tax considerations relevant to U.S. Holders that hold our Class A Ordinary Shares, Class A Warrants, or Class B Warrants as “capital assets” within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:
•our officers or directors;
•banks, financial institutions or financial services entities;
•broker-dealers;
•taxpayers that are subject to the mark-to-market accounting rules;
•tax-exempt entities;
•S-corporations, partnerships and other pass-through entities or arrangements for U.S. federal income tax purposes, and any owners of any such S-corporations, partnerships or other pass-through entities or arrangements;
•governments or agencies or instrumentalities thereof;
•insurance companies;
•regulated investment companies;
•real estate investment trusts;
•expatriates or former long-term residents of the United States;
•accrual method taxpayers that file applicable financial statements as described in Section 451(b) of the Code;
•persons that actually or constructively own five percent or more of our shares by vote or value;
•persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;
•persons subject to the alternative minimum tax or the base erosion and anti-abuse tax;
•persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

•U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.
As used in this annual report, the term “U.S. Holder” means a beneficial owner of our Class A Ordinary Shares, Class A Warrants, or Class B Warrants that is for U.S. federal income tax purposes:
•an individual citizen or resident of the United States;
•a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect under applicable U.S. Treasury regulations a valid election to be treated as a U.S. person.
Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws, or the Medicare tax on net investment income.
This discussion does not consider the tax treatment of partnerships (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) or other pass-through entities for U.S. federal income tax purposes or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of the partnership or a partner in the partnership will generally depend on the status of the partner and the activities of the partner and the partnership. If you are a partnership or a partner of a partnership holding our securities, we urge you to consult your own tax advisor.
This summary does not purport to be a comprehensive analysis or description of all potential U.S. federal income tax consequences of acquiring, owning and disposing of our Class A Ordinary Shares, Class A Warrants, or Class B Warrants. Holders of our Class A Ordinary Shares, Class A Warrants, or Class B Warrants should consult with their tax advisors regarding the particular tax consequences to them of the acquisition, ownership and disposition of our Class A Ordinary Shares, Class A Warrants, or Class B Warrants, including the applicability and effects of U.S. federal, state, local, and other tax laws.
Allocation of Purchase Price to Class A Ordinary Shares, Class A Warrants and Class B Warrants
For U.S. federal income tax purposes, a U.S. Holder’s purchase price for our Class A Ordinary Shares, together with the Class A Warrants and the Class B Warrants, acquired pursuant to this Offering should be allocated between such of our Class A Ordinary Shares, Class A Warrants, and Class B Warrants in proportion to their relative fair market values at the time acquired by the U.S. Holder. This allocation of the purchase price for between such of our Class A Ordinary Shares, Class A Warrants and Class B Warrants will establish the U.S. Holder’s initial tax basis for U.S. federal income tax purposes in such of our Class A Ordinary Shares, Class A Warrants, and Class B Warrants. We do not intend to advise U.S. Holders of the securities with respect to this determination, and U.S. Holders of the securities are advised to consult their tax and financial advisors regarding the allocation of the purchase price for U.S. federal income tax purposes.

Ownership, Exercise, and Expiration of Class A Warrants and Class B Warrants
Exercise of Class A Warrants or Class B Warrants
Subject to the PFIC rules discussed below, and except as discussed below with respect to a cashless exercise of a Class A Warrant or Class B Warrant,” a U.S. Holder generally will not recognize gain or loss on the exercise of a Class A Warrant or Class B Warrant and related receipt of Class A Ordinary Shares issuable upon exercise of such warrants. A U.S. Holder’s initial tax basis in any Class A Ordinary Shares received upon exercise of the Class A Warrant or Class B Warrant, as applicable, generally will be equal to the sum of (a) such U.S. Holder’s tax basis in such Class A Warrant or Class B Warrant, as applicable, plus (b) the exercise price paid by such U.S. Holder on the exercise of such Class A Warrant or Class B Warrant, as applicable. It is unclear whether a U.S. Holder’s holding period for the Class A Ordinary Shares should begin on the date that such Class A Warrant or Class B Warrant, as applicable, is exercised by such U.S. Holder or the day following the date of exercise of such Class A Warrant or Class B Warrant, as applicable.
In certain limited circumstances, a U.S. Holder may be required or permitted to undertake a cashless exercise of Class A Warrants or Class B Warrants. The U.S. federal income tax treatment of cashless exercise of Class A Warrants or Class B Warrants into Warrant Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of Class A Warrants or Class B Warrants described in the preceding paragraph.
Subject to the PFIC rules discussed below, a cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Class A Ordinary Shares received would generally equal the U.S. Holder’s tax basis in the Class A Warrants or Cash B Warrants, as applicable. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A Ordinary Shares received would commence on the date of exercise of the Class A Warrants or Class B Warrants, as applicable, or the day following the date of exercise of the Class A Warrants or Class B Warrants, as applicable. If, however, the cashless exercise were treated as a recapitalization, the holding period of the Class A Ordinary Shares received would include the holding period of the Class A Warrants or Class B Warrants, as applicable.
It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder would be deemed to have surrendered a number of Class A Warrants or Class B Warrants, as applicable, having a value equal to the exercise price for the total number of Class A Warrants or Class B Warrants, as applicable, to be exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Class A Warrants or Class B Warrants, as applicable, deemed surrendered and the U.S. Holder’s tax basis in the Class A Warrants or Class B Warrants, as applicable, deemed surrendered. In this case, a U.S. Holder’s tax basis in the Class A Ordinary Shares received would equal the sum of the U.S. Holder’s tax basis in the Class A Warrants or Class B Warrants, as applicable, deemed exercised and the exercise price of such Class A Warrants or Class B Warrants, as appliable. It is unclear whether a U.S. Holder’s holding period for the Class A Ordinary Shares received would commence on the date of exercise of the Class A Warrants or Class B Warrants, as applicable, or the day following the date of exercise of the Class A Warrants or Class B Warrants, as applicable; however, in either case the holding period will not include the period during which the U.S. Holder held the Class A Warrants or Class B Warrants, as applicable.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Class A Ordinary Shares received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law.
U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Class A Warrants or Class B Warrants.

Expiration of Class A Warrants or Class B Warrants without Exercise
Upon the expiration of a Class A Warrant or Class B Warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the Class A Warrant or Class B Warrant, as applicable. Any such loss generally will be long-term capital loss if such Class A Warrant or Class B Warrant is held for more than one year. Deductions for capital losses are subject to limitations.
Certain Adjustments to the Warrants
An adjustment to the number of Class A Ordinary Shares that will be issued on the exercise of the Class A Warrants or Class B Warrants, or an adjustment to the exercise price of the Class A Warrants or Class B Warrants, may be treated as a constructive distribution to a U.S. Holder of the Class A Warrants or Class B Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Such constructive distribution would be subject to tax in the same manner as if such U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest. In addition, a U.S. Holder’s tax basis in a Class A Warrant or Class B Warrant, as applicable, will generally be increased to the extent of any such constructive distribution that is treated as a dividend for U.S. federal income tax purposes. See the more detailed discussion of the rules applicable to distributions made by us below. Adjustments that are made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the U.S. Holders of the Class A Warrants or Class B Warrants should generally not result in a constructive distribution.
Distributions on Class A Ordinary Shares, Class A Warrants, and Class B Warrants
We do not anticipate paying any cash distributions on our Class A Ordinary Shares in the foreseeable future. However, subject to the possible applicability of the PFIC rules discussed below under “Passive Foreign Investment Company Status,” if we do make a distribution of cash or other property on our Class A Ordinary Shares, a U.S. Holder will generally be required to include in gross income as a dividend the amount of any distribution paid on our Class A Ordinary Shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Subject to the PFIC rules described below, distributions in excess of such earnings and profits will generally be applied against and reduce the U.S. Holder’s basis in our Class A Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will generally be treated as capital gain from the sale or exchange of such Class A Ordinary Shares (see “- Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares” below). However, we do not intend to maintain or provide calculations of our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will generally not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.
With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions, dividends with respect to our Class A Ordinary Shares will generally be taxed at the lower applicable long-term capital gains rate (see “- Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares” below) provided that our Class A Ordinary Shares are readily tradable on an established securities market in the United States, and we are not treated as a PFIC in the year the dividend is paid or in the preceding year and certain holding period and other requirements are met. U.S. Treasury Department guidance indicates that shares listed on Nasdaq (on which the Class A Ordinary Shares are listed) will be considered readily tradable on an established securities market in the United States. Even if the Class A Ordinary Shares are listed on Nasdaq, there can be no assurance that our Class A Ordinary Shares will be considered readily tradable on an established securities market in future years. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to Class A Ordinary Shares.
A U.S. Holder of a Class A Warrant or Class B Warrant is generally entitled to receive certain distributions made with respect to our Class A Ordinary Shares, if any, prior to the exercise of such warrants and, in such case, would be taxed in the same manner as a U.S. Holder of our Class A Ordinary Shares that receives such a distribution generally as described in the two immediately preceding paragraphs, except that such distributions with respect to any such warrants likely would not meet the readily tradable condition to qualify for the lower applicable long-term capital rates. However, under certain circumstances, it is possible for amounts to be distributed to be held in abeyance for the U.S. Holder until such a warrant is exercised or certain ownership limitations would not be exceeded, at which time such U.S. Holder shall be entitled to receive the distributions. It is possible that such entitlement to such distributions could cause the declaration of a distribution on our Class A Ordinary to be currently taxable to U.S. Holders of Class A Warrants or Class B Warrants, as applicable, including under the principles governing Section 305 of the Code, even though the U.S. Holder would not receive such distributions until a future date. A U.S. Holder of Class A Warrants or Class B Warrants is urged to consult its own tax advisors regarding the tax treatment of any distribution, abeyance, or adjustments with respect to any such warrants.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares, Class A Warrants, or Class B Warrants
Subject to the PFIC rules described below under “Passive Foreign Investment Company Status,” a U.S. Holder will generally recognize capital gain or loss on the sale or other taxable disposition of our Class A Ordinary Shares, Class A Warrants, or Class B Warrants in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received in the disposition and (ii) such U.S. Holder’s adjusted tax basis in such Class A Ordinary Shares, Class A Warrants, or Class B Warrants disposed. A U.S. Holder’s adjusted tax basis in its Class A Ordinary Shares will generally equal the U.S. Holder’s acquisition cost reduced by any prior distributions treated as a return of capital.
Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Class A Ordinary Shares, Class A Warrants, or Class B Warrants exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. The deduction of capital losses is subject to certain limitations.
Passive Foreign Investment Company Status
The treatment of U.S. Holders of our Class A Ordinary Shares, Class A Warrants, or Class B Warrants could be materially different from that described above if we are or were treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes.
A non-U.S. corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. Due to the lack of authority and guidance, the application of such rules with respect to Bitcoin or other digital assets, or transactions involving Bitcoin or other digital assets, is subject to uncertainty, although Bitcoin and other digital assets are likely generally treated as passive assets.
Based on our composition of assets and market capitalization (which is subject to fluctuation), we believe that we were not a PFIC for the taxable year ended December 31, 2024. There can be no assurance regarding our PFIC status for the current taxable year or foreseeable future taxable years, however, because our PFIC status is a factual determination made annually that will depend, in part, upon the composition of our income and assets, and includes the uncertainty under the PFIC rules with respect to Bitcoin or other digital assets and transactions involving Bitcoin or other digital assets. The value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined in part by reference to the market price of our Class A Ordinary Shares from time to time (which may be volatile). Because we will generally take into account our current market capitalization in estimating the value of our goodwill and other unbooked intangibles, our PFIC status for the current taxable year and foreseeable future taxable years may be affected by our market capitalization, and therefore, fluctuations in our market capitalization create a risk that we may be classified as a PFIC for the current taxable year and foreseeable future taxable years. In addition, the composition of our income and assets will be affected by how, and how quickly, we spend our liquid assets. Under circumstances in which our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or in which we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase.
Because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income or assets as non-passive, or our valuation of our goodwill and other unbooked intangibles, each of which could cause us to become classified as a PFIC for the current or subsequent taxable years. If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, Class A Warrants, or Class B Warrants the PFIC rules discussed below will generally apply to such U.S. Holder for such taxable year, and unless the U.S. Holder makes certain elections, will apply in future taxable years even if we cease to be a PFIC.
It is not entirely clear how various aspects of the PFIC rules apply to the Class A Warrants and the Class B Warrants. Section 1298(a)(4) of the Code provides that, to the extent provided in Treasury Regulations, any person who has an option to acquire stock in a PFIC shall be considered to own such stock in the PFIC for purposes of the PFIC rules. No final Treasury Regulations are currently in effect under Section 1298(a)(4) of the Code. However, proposed Treasury Regulations under Section 1298(a)(4) of the Code have been promulgated that, if finalized in their current form, would have a retroactive effective date (the “Proposed PFIC Option Regulations”). Each prospective investor is urged to consult its tax advisors regarding the possible application of the Proposed PFIC Option Regulations to an investment in the Class A Warrants or Class B Warrants. The following discussion assumes that the Proposed PFIC Option Regulations will apply to the Class A Warrants and Class B Warrants.
If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Class A Ordinary Shares, Class A Warrants, or Class B Warrants and, in the case of Class A Ordinary Shares, the U.S. Holder did not make an applicable purging election or a mark-to-market election, such U.S. Holder would generally be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Class A Ordinary Shares, Class A Warrants, or Class B Warrants and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Class A Ordinary Shares).
Under these rules:
•the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares, Class A Warrants, or Class B Warrants;
•the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we were a PFIC, will be taxed as ordinary income;
•the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
•an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.
If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, a U.S. Holder would generally be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we (or our subsidiary) receive a distribution from, or dispose of all or part of the interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.
QEF Election, Market-Market Election and Purging Election
In general, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of such U.S. Holder’s Class A Ordinary Shares (but not Class A Warrants or Class B Warrants) by making and maintaining a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.
As discussed above, it is not entirely clear how various aspects of the PFIC rules apply to the Class A Warrants and Class B Warrants. However, a U.S. Holder may not make a QEF election with respect to the Class A Warrants or Class B Warrants. As a result, if a U.S. Holder sells or otherwise disposes of such Class A Warrants or Class B Warrants (other than upon exercise of such warrants for cash) and we were a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such warrants properly makes and maintains a QEF election with respect to the newly acquired Class A Ordinary Shares (or has previously made a QEF election with respect to our Class A Ordinary Shares), the QEF election will apply to the newly acquired Class A Ordinary Shares. Notwithstanding any such QEF election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Class A Ordinary Shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such Class A Ordinary at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of this purging election, the U.S. Holder will generally have additional basis (to the extent of the excess distribution resulting from the purging election) and, solely for purposes of the PFIC rules, a new holding period in the Class A Ordinary Shares acquired upon the exercise of the Class A Warrants or Class B Warrants, as applicable. U.S. Holders are urged to consult their tax advisors as to the applicability of the rules governing purging elections to their particular circumstances.
The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a “protective statement” (as defined in Treasury regulations) with such timely filed return and if certain other conditions are met (including that the shareholder reasonably believed that as of the election due date we were not a PFIC for our taxable year that ended during the retroactive election year) or with the consent of the IRS. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.
A U.S. Holder that does not make a timely QEF election in the first taxable year (or portion thereof) in which we are a PFIC that is included in the holding period of the Class A Ordinary Shares of such U.S. Holder may be able to mitigate the adverse PFIC tax consequences by making a QEF election in a subsequent taxable year and simultaneously making a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold our Class A Ordinary Shares, as applicable, at their fair market value and any gain recognized on such deemed sale will be treated in the same manner as an excess distribution, taxed as described above. As a result of this purging election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale). U.S. Holders are strongly urged to consult with and rely solely upon their tax advisors regarding the application of the rules governing purging elections to their particular circumstances.

Please note that in order to comply with the requirements of any QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us. We have not determined whether we will provide U.S. Holders this information if we determine that we are or will become a PFIC. As noted above, we currently do not intend to maintain or provide calculations of our earnings and profits under U.S. federal income tax principles. There is also no assurance that we will have timely knowledge of our PFIC status in the future or of the required information to be provided. Moreover, we are not required to endeavor to cause any lower-tier PFIC to provide such U.S. Holder the information that may be required to make or maintain a QEF election with respect to such lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance could (even if we elected to try) cause the lower-tier PFIC to provide such required information.
Alternatively, if the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) our Class A Ordinary Shares and in which we are treated as a PFIC, such U.S. Holder generally will not be subject to the PFIC rules described above in respect of such Class A Ordinary Shares. Such U.S. Holder will generally include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Class A Ordinary Shares at the end of such year over its adjusted basis in its Class A Ordinary Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Class A Ordinary Shares over the fair market value of its Class A Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A Ordinary Shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to the Class A Warrants or Class B Warrants.
Any mark-to-market election made by a U.S. Holder for the Class A Ordinary Shares will also apply to such U.S. Holder’s Class A Ordinary Shares received upon exercise of a Class A Warrants or Class B Warrants. As a result, if a mark-to-market election has been made by a U.S. Holder with respect to our Class A Ordinary Shares, any Class A Ordinary Shares received upon exercise of Class A Warrants or Class B Warrants will automatically be marked-to-market in the year of exercise. Because a U.S. Holder’s holding period for Class A Ordinary Shares received upon exercise of the Class A Warrants or the Class B Warrants should include (to be treated for purposes of the Proposed PFIC Option Regulations) the period during which such U.S. Holder held such Class A Warrants or Class B Warrants, as applicable, a U.S. Holder will be treated as making a mark-to-market election with respect to such Class A Ordinary Shares after the beginning of such U.S. Holder’s holding period for such Class A Ordinary Shares unless such Class A Ordinary Shares are acquired in the same tax year as the year in which the U.S. Holder acquired its Class A Warrants or Class B Warrants, as applicable. Consequently, the excess distribution regime described above generally will apply to the mark-to-market gain realized in the tax year in which such Class A Ordinary Shares are received upon the exercise of the Class A Warrants or Class B Warrants. However, the general mark-to-market rules will apply to subsequent tax years.
If the U.S. Holder did not make a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder held (or was deemed to hold) our Class A Ordinary Shares in which we were treated as a PFIC and if we were not a “pedigreed QEF” (as defined in Treasury regulations) during a U.S. Holder’s entire holding period for the Class A Ordinary Shares prior to such U.S. Holder’s mark-to-market election with respect to our Class A Ordinary Shares , U.S. Treasury regulations provide that the excess distribution regime applies to any distributions and dispositions occurring in the first year in which the mark-to-market election is made, as well as to the excess of the value of the Class A Ordinary Shares over its basis as of the effective date of the election. The U.S. Holder's basis in our Class A Ordinary Shares would then be increased by these inclusions. U.S. Holders are strongly urged to consult with and rely solely upon their tax advisors regarding the application of the rules governing purging elections to their particular circumstances.
The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC or the national market system established pursuant to Section 11A of the Securities and Exchange Act of 1934, including Nasdaq (on which the Class A Ordinary Shares are listed) or certain foreign exchanges. Moreover, a mark-to-market election made with respect to Class A Ordinary

Shares would not apply to a U.S. Holder’s indirect interest in any lower tier PFICs in which we own shares. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to the Class A Ordinary Shares, Class A Warrants, Class B Warrants, and any Class A Ordinary Shares received upon exercise of any such warrants under their particular circumstances.
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621 and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.
The rules dealing with PFICs are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of the Class A Ordinary Shares, Class A Warrants, or Class B Warrants should consult their tax advisors concerning the application of the PFIC rules to our Class A Ordinary Shares, Class A Warrants, or Class B Warrants under their particular circumstances.
Foreign Financial Asset Reporting, Information Reporting and Backup Withholding
Certain U.S. Holders are required to report information to the IRS relating to an interest in “specified foreign financial assets,” including shares issued by a non-U.S. corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds an applicable threshold based on whether the U.S. Holder is an entity or an individual (and in the case of an individual, the threshold depends upon such individual’s filing status and whether the individual resides in the United States), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). Generally, our Class A Ordinary Shares, Class A Warrants, or Class B Warrants would constitute “specified foreign financial assets.” Penalties may apply if a U.S. Holder is required to submit such information to the IRS and fails to do so.
Distributions (including constructive distributions) with respect to our Class A Ordinary Shares, Class A Warrants, or Class B Warrants and proceeds received from the sale, taxable exchange or other taxable disposition of our Class A Ordinary Shares, Class A Warrants, or Class B Warrants may be subject to information reporting to the IRS and possible backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and properly makes any other required certification on IRS Form W-9 or where an exemption is otherwise available.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules, if the required information is timely furnished to the IRS.
U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.
Cayman Islands Tax Considerations
Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling shares under the laws of their country of citizenship, residence or domicile.
The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.
Under Existing Cayman Islands Laws:
Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of Class A Ordinary

Shares, as the case may be, nor will gains derived from the disposal of the Class A Ordinary Shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.
No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of a Class A Ordinary Share.
We have been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, have obtained undertakings from the Governor in Cabinet of the Cayman Islands in the following form:
The Tax Concessions Law
Undertaking as to Tax Concessions
In accordance with the Tax Concessions Act (2018 Revision) of the Cayman Islands, the Governor in Cabinet of the Cayman Islands has undertaken with the Company:
a)no law which is thereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and
b)in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:
i.on or in respect of the shares, debentures or other obligations of the Company; or
ii.by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act (2018 Revision).
The concessions apply for a period of twenty years from September 21, 2021.
The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.

PLAN OF DISTRIBUTION
We have engaged Dominari Securities LLC to act as our exclusive placement agent (the “Placement Agent”), on a reasonable best efforts basis, in connection with this offering pursuant to the placement agency agreement. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent, and prospective investors. The placement agency agreement does not give rise to any commitment by the Placement Agent to purchase any of the Class A Ordinary Shares and or warrants offered pursuant to this prospectus supplement, and the Placement Agent will have no authority to bind us by virtue of the placement agency agreement.
The Placement Agent is not purchasing the Class A Ordinary Shares or warrants offered by us in this offering and is not required to sell any specific number or dollar amount of such securities, but will assist us in this offering on a reasonable best efforts basis. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.
We expect to deliver the Class A Ordinary Share and the accompanying warrants pursuant to this prospectus supplement on or about October 28, 2025, subject to satisfaction of customary closing conditions.
Fees and Expenses
The following table shows, on a per share and total basis, the public offering price, Placement Agent fees and proceeds, before expenses to us.

	Per Share	Total
Offering price	$16.08	$43,779,297.36
Placement Agent fees(1)	$1.29	$2,995,343.30
Proceeds, before expenses, to us	$14.79 (or $15.44)	$40,783,954.26
____________________
(1)We have agreed to pay the Placement Agent in connection with this offering a cash fee equal to 8.0% of the aggregate gross proceeds from the sale of the Class A Ordinary Shares in this offering (reduced to 4% for sales to investors introduced by the Company).
We will bear all expenses relating to the offering of the securities described in this prospectus supplement and the accompanying prospectus. These expenses include, without limitation: (i) all filing fees and expenses associated with the registration of the securities and the underlying Class A Ordinary Shares with the Securities and Exchange Commission; (ii) all fees and expenses relating to the listing of our securities on Nasdaq; (iii) all fees, expenses, and disbursements relating to the qualification of the securities and the underlying Class A Ordinary Shares under the securities or “blue sky” laws of such jurisdictions as the Placement Agent may reasonably designate (including the reasonable fees and disbursements of our “blue sky” counsel, which may be counsel to the Placement Agent); (iv) all fees and expenses of our transfer agent and registrar; (v) all fees, expenses, and disbursements relating to the qualification or exemption of the securities under the securities laws of such foreign jurisdictions as the placement agent may reasonably designate; (vi) the costs of all mailing, printing, and delivering of the offering materials and other related documents; (vii) any transfer and stamp taxes payable in connection with the transfer of the securities; and (viii) the fees and expenses of our accountants.
We estimate that the total expenses payable by us in connection with this offering, excluding the Placement Agent fees and expenses referred to above, will be approximately an additional $643,800.
In addition, we have agreed to reimburse the placement agent for its reasonable out-of-pocket expenses, including the legal fees and disbursements of its counsel, in an amount not to exceed $125,000.

Placement Agent Warrants
Upon the closing of this offering, we have agreed to issue to the Placement Agent, or its respective designees, Placement Agent Warrants to purchase 131,829 Class A Ordinary Shares equal to an aggregate of 6.0% of the total number of Class A Ordinary Shares sold in this offering as partial compensation for the Placement Agent’s services in connection with this offering. For investors introduced by the Company and investing as directed offers, such warrant coverage will be reduced to two percent (2%). The Placement Agent Warrants will be exercisable at $16.08 per share (100% of the purchase price of the Class A Ordinary Shares in this offering). The Placement Agent Warrants are exercisable after the commencement of sales of securities in this offering and will be exercisable for a period of five years from the commencement of sales.

The Placement Agent Warrants and the Class A Ordinary Share underlying the Placement Agent Warrants have been deemed compensation by FINRA and are therefore subject to restrictions pursuant to Rule 5110(e)(1) of FINRA. Neither the Placement Agent nor its respective permitted assignees under such rule, may sell, transfer, assign, pledge, or hypothecate the Placement Agent Warrants or the Class A Ordinary Share underlying the Placement Agent Warrants, nor will the Placement Agent engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Placement Agent Warrants or the underlying shares for a period of 180 days from the date of commencement of sales in this offering. See the form of Placement Agent Warrant to be filed as an exhibit on a Current Report on Form 6-K for a complete description of the terms of the Placement Agent Warrants.
Determination of Price
The public offering price per share we are offering was negotiated between us and the investors, in consultation with the Placement Agent based on the trading of our Class A Ordinary Share prior to this offering, among other things. Other factors considered in determining the public offering price of the Class A Ordinary Share we are offering include the history and prospects of our Company, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.
Right of First Refusal
For a period of six (6) months from the closing of this offering (the “Right of First Refusal Period”), except for (i) any strategic transaction already commenced on with another financial institution, or (ii) any ATM offering program, we gave granted the Placement Agent (or any affiliate designed by the Placement Agent) a right of first refusal (the “Right of First Refusal”) to act as sole underwriter or book-running manager or placement agent for each and every future public and private equity, equity-linked or debt offerings of us, or any subsidiary during such period. In addition, if we or our subsidiaries dispose of or acquire business units or acquire any of our outstanding securities or make any exchange or tender offer or enter into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, including, without limitation, an extraordinary dividend or distributions or a spin-off or split-off, the Placement Agent (or any affiliate designated by Placement Agent) has the right of first refusal to act as our exclusive financial advisor for such transaction during the Right of First Refusal Period. Furthermore, if we or our subsidiaries finance or refinance any indebtedness, the Placement Agent (or any affiliate designated by Placement Agent) has the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing. If the Placement Agent declines or fails to accept an offer after the receipt of a notice containing the material terms of a proposed financing, or is unable to provide same or more favorable terms to us under commercially reasonable standard(s), then the Placement Agent shall have no further claim or right with respect to the financing proposal contained in such notice. If, however, the terms of such financing proposal are subsequently modified in any material respect, the preferential right referred to herein shall apply to such modified proposal as if the original proposal had not been made. The Placement Agent’s failure to exercise its preferential right with respect to any particular proposal shall not affect its preferential rights relative to future proposals. Notwithstanding the foregoing, any Right of First Refusal granted to the Placement Agent shall automatically terminate in the event that the Placement Agent is terminated for cause, as defined in FINRA Rule 5110(g)(5).

Fee Tail
For a period of twelve (12) months after the closing of this offering, we have agreed to pay the Placement Agent the same cash and warrant compensation set forth herein with respect to any public or private offering or other financing or capital-raising transaction of any kind or other similar transactions occurring with a party first introduced to us by the Placement Agent. in connection with this offering; provided however, the foregoing compensation shall not be payable for any at-the-market (ATM) offering program.
Notwithstanding the foregoing, any tail compensation payable to the Placement Agent shall automatically terminate in the event that the Placement Agent is terminated for cause, as defined in FINRA Rule 5110(g)(5).
Regulation M
The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:
•may not engage in any stabilization activity in connection with our securities; and
•may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.
Indemnification
Pursuant to the Placement Agency Agreement, we have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Placement Agent or such other indemnified parties may be required to make in respect of those liabilities.
Nasdaq Global Market Listing
Our Class A Ordinary Share is currently traded on The Nasdaq under the symbol “PRE.” On October 24, 2025, the closing sales price for our Class A Ordinary Share was $16.76 per share.
Other Relationships
The Placement Agent and its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The Placement Agent may in the future receive customary fees and commissions for these transactions. In the ordinary course of its various business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The Placement Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Discretionary Accounts
The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.
Transfer Agent and Warrant Agent
The transfer agent and registrar for our Class A Ordinary Share is Continental Stock Transfer & Trust Company. Its mailing address is One State Street, 30th Floor, New York, NY 10004 and its telephone number is 212-845-3296.Continental Stock Transfer & Trust Company will also serve as warrant agent for the Class A Warrants and Class B Warrants under the Warrant Agency Agreement.

Electronic Distribution
This prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein by reference in electronic format may be made available on the websites maintained by the Placement Agent. The Placement Agent may distribute prospectuses electronically. The Placement Agent may agree to allocate a number of Class A Ordinary Share for sale to its online brokerage account holders.
Other than this prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein by reference in electronic format, information contained in any website maintained by the Placement Agent is not part of this prospectus supplement, the accompanying base prospectus or the documents incorporated herein and therein by reference, has not been endorsed by us and should not be relied on by investors in deciding whether to purchase shares of our Class A Ordinary Share. The Placement Agent is not responsible for information contained in websites that they do not maintain.

LEGAL MATTERS
The validity of the securities being registered hereby and certain other matters of Cayman Islands law will be passed upon for us by Mourant Ozannes (Hong Kong) LLP. Certain matters of U.S. federal law will be passed upon for us by Reed Smith LLP. Sichenzia Ross Ference Carmel LLP, New York, NY, is acting as counsel to the Placement Agent in connection with this offering.
EXPERTS
The consolidated financial statements of Prenetics Global Limited as of December 31, 2023, and for the years in the two-year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Prenetics Global Limited as of December 31, 2024, and for the year ended December 31, 2024, incorporated by reference in this prospectus supplement, have been audited by Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers and the Cayman Islands experts named in this prospectus supplement, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.
We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 122 East 42nd Street, 18th Floor New York, N.Y. 10168.
We have been advised by our Cayman Islands legal counsel, Mourant Ozannes (Hong Kong) LLP, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement and accompanying prospectus the information in documents we file with the SEC. This means that we can disclose important information to you by referring you another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.
We incorporate by reference into this prospectus supplement documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent specifically designated therein, reports on Form 6-K we furnish to the SEC on or after the date on which this registration statement is first filed with the SEC, and until the termination or completion of that offering under this prospectus supplement:
•our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 30, 2025, and Amendment No. 1 to the Form 20-F filed with the SEC on July 18, 2025;
•our current reports on Form 6-K filed with the SEC on March 5, 2025, May 29, 2025, June 16, 2025, July 17, 2025, July 18, 2025, August 1, 2025, August 22, 2025 and September 12, 2025 and Form 6-K/A on June 12, 2025, August 7, 2025, August 22, 2025, and October 21, 2025.
•the description of our Class A Ordinary Shares and publicly traded warrants to purchase Class A Ordinary Shares contained in our registration statement on Form 8-A filed with the SEC on May 17, 2022, and any amendment or report filed for the purpose of updating such description;
•any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and
•any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference in this prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement, or such earlier date that is indicated in this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of the registration statement on Form F-3 we filed with the SEC under the Securities Act, and do not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus supplement relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus supplement. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and current reports on Form 6-K. The SEC maintains an internet site at www.sec.gov that contains reports, and other information we have filed electronically with the SEC. As a foreign private issuer, we are exempt from certain of the requirements under the Exchange Act including, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
We also make available on our website, free of charge, our annual report on Form 20-F and the text of our reports on Form 6-K, including any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is www.prenetics.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus supplement.
You may also request copies of these filings, at no cost, by contacting us at:
Prenetics Global Limited
Unit 703-706, K11 Atelier King’s Road
728 King’s Road, Quarry Bay, Hong Kong
Tel: +852-2210-9588
E-mail: ir@prenetics.com

PROSPECTUS
PRENETICS GLOBAL LIMITED
$1,000,000,000
DEBT SECURITIES
CLASS A ORDINARY SHARES
PREFERRED SHARES
DEPOSITARY SHARES
WARRANTS
UNITS
We may offer and sell securities from time to time in one or more offerings, any combination of the securities described in this prospectus, with an aggregate offering price of up to $1,000,000,000, subject to shareholder approval of an increase in authorized share capital for equity securities. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest in any of our securities offered hereby.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Our Class A Ordinary Shares are listed on the Nasdaq Stock Market LLC, or “NASDAQ,” under the trading symbol “PRE”. On September 5, 2025, the closing sale price as reported on Nasdaq of our Class A Ordinary Shares was $8.09 per share.
We are an “emerging growth company” under applicable U.S. federal securities laws and, as such, are eligible for certain reduced public company reporting requirements. See “Prospectus Summary — Emerging Growth Company.”
We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Prospectus Summary — Foreign Private Issuer.”
Throughout this prospectus, unless the context indicates otherwise, references to “Prenetics” refer to Prenetics Holding Company Limited, formerly known as Prenetics Group Limited, a Cayman Islands holding company, references to “Prenetics HK” refer to Prenetics Limited, a wholly owned subsidiary of Prenetics, and references to “Prenetics Group” refer to Prenetics Holding Company Limited, together as a group with its subsidiaries, including its operating subsidiaries. As a result of the Business Combination, Prenetics has become a wholly owned subsidiary of ours. Prenetics Global Limited is a Cayman Islands holding company with operations primarily conducted by its subsidiaries, in particular, Prenetics and its subsidiaries. We have subsidiaries conducting operations in Hong Kong. Investors purchasing our securities are purchasing equity interests in the Cayman Islands holding company.
Prenetics, the holding company, does not conduct operations in China, though certain of the group’s subsidiaries conduct operations in Hong Kong, a special administrative region of the People’s Republic of China (“PRC”). As a result, we face various legal and operational risks and uncertainties relating to our operations in Hong Kong, and from the evolving regulatory landscape in the PRC generally. As we presently do not have any business operations in mainland China, either directly or through Variable Interest Entity (VIE) arrangements, we consider that the current laws and regulations of the PRC applicable in mainland China have no material impact on our business, financial condition or results of operations. However, since Hong Kong and Macau are special administrative regions of China, the legal and operational risks associated with operating in China also apply to operations in Hong Kong and Macau.
The PRC government has recently indicated an intent to exert more oversight and control over offerings conducted overseas (including those using entity variable interest entity (“VIE”) structure) and foreign investment in China-based companies. This has been evidenced by its probe into several U.S.-listed technology companies with operations in mainland China, focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the PRC Data Security Law, how companies collect, store, process and transfer personal data. Currently, these laws and regulations are expected to apply to mainland China domestic businesses, rather than businesses in Hong Kong which operate under a different set of laws from mainland China. However, there can be no assurance that the PRC government will not, in the future, expand the application of such regulations, or adopt new laws, regulations, or policies, that could apply to our operations in Hong Kong, or that the government of Hong Kong may enact similar laws and regulations applicable to companies operating in Hong Kong. Should the PRC government seek to affect operations of any company with any level of operations in Hong Kong, should certain PRC laws and regulations or these statements or regulatory actions become applicable to us in the future, or should the government of Hong Kong enact similar laws and regulations, it would likely have a material adverse impact on our business, financial condition and results of operations, ability to accept foreign investments and our ability to offer or continue to offer securities to investors in the U.S. or to list on a U.S. or other international securities exchange, any of which may cause the value of our securities to significantly decline or become worthless.
On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, and our auditor was subject to that determination. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China or Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA and as a result, NASDAQ may determine to delist our securities. See “Risk Factors - Risks Related to Our Business and Industry - The PCAOB had historically been unable to inspect our auditor in relation to their audit work” and “Risk Factors - Risks Related to Our Business and Industry - Our securities may be prohibited from being traded in the United States under the Holding Foreign Companies Accountable Act in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, decreased the number of “non-inspection years” from three years to two years, and thus, reduced the time before our securities may be prohibited from trading or delisted. The delisting of our securities, or the threat of them being delisted, may materially and adversely affect the value of your investment.” In light of the PRC government’s expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules and regulations in China can change quickly with little or no advance notice. The PRC government may intervene or influence our current and future operations in Hong Kong or mainland China, if we in the future decide to expand our business operations in mainland China, at any time, or may exert more control over offerings conducted in the U.S. or in other international jurisdictions or foreign investment in companies like us.
As a holding company, we may rely on intercompany advances, dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements. Our subsidiaries received an aggregate transfer of approximately $0.1 million for the six months period ended June 30, 2025, and $54.7 million and $48.4 million for the years ended December 31, 2024 and 2023, respectively, from the Company to fund their business operations. Our Company received an aggregate transfer of $23.1 million for the six months period ended June 30, 2025 from a subsidiary, and did not receive any such transfer for the year ended December 31, 2024 and 2023 from its subsidiaries. In accordance with IFRS Accounting Standards, such intercompany cash transfers between our Company and its subsidiaries are eliminated upon consolidation and therefore are not separately presented in our consolidated financial statements.
We and our subsidiaries have not declared or paid any dividends or distributions to investors as of the date of this prospectus. We do not intend to declare dividends or distribute earnings (if any) in the near future. Any determination to pay dividends or distribute earnings (if any) in the future will be at the discretion of our board of directors.
In the future, any cash proceeds raised from our financing activities, including drawdown from this prospectus, may be transferred by us to our subsidiaries via capital contribution or shareholder loans, as the case may be.
See “Prospectus Summary—Cash Transfers and Dividend Distribution” for a more detailed description of our cash transfers and dividend distribution; note 3 “Basis of preparation of consolidated financial statements and material accounting policy information” to our consolidated financial statements for the year ended December 31, 2024 (Year 2023: Note 38, “Material accounting policies”; Year 2022: Note 36, “Significant accounting policies”) for further details of our IFRS accounting standards and policies; and note 29 “Capital and Reserves” to our consolidated financial statements for the year ended December 31, 2024 (Year 2023: Note 29; Year 2022: Note 28) for further information regarding shareholders’ rights to dividends and the Company’s capital reserve structure.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 17 of this prospectus and other risk factors contained in the documents incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities.
Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
PROSPECTUS DATED SEPTEMBER 11, 2025

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement filed with the U.S. Securities and Exchange Commission, which we refer to as the “SEC” in this prospectus, by Prenetics Global Limited using a “shelf” registration process. By using this shelf registration statement, we may, at any time and from time to time, offer and/or sell the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement (and any applicable free writing prospectus) together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information contained in the prospectus supplement or free writing prospectus, as applicable.
You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give you. This prospectus and any accompanying prospectus supplement (and any applicable free writing prospectus) do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any jurisdiction or under any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
A statement contained in a subsequent prospectus supplement or document incorporated by reference into this prospectus after the date hereof shall be deemed to be modified or superseded for purposes of this prospectus to the extent that such statement contained in this prospectus conflicts or is otherwise inconsistent with the statement in any such prospectus supplement or subsequently filed document which is also incorporated in this prospectus. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, in any accompanying prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

COMMONLY USED TERMS
References to “U.S. Dollars,” “USD,” “US$” and “$” in this prospectus are to United States dollars, the legal currency of the United States. Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding. In particular and without limitation, amounts expressed in millions contained in this prospectus have been rounded to a single decimal place for the convenience of readers.
Throughout this prospectus, unless otherwise designated, the terms “we,” “us,” “our,” “the Company”, “Prenetics” and “our company” refer to Prenetics Global Limited and its subsidiaries and consolidated affiliated entities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
Available Information
This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
We also make available on our website, free of charge, our annual report on Form 20-F and the text of our reports on Form 6-K, including any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is www.prenetics.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus.
Incorporation by Reference
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference into this prospectus documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent specifically designated therein, reports on Form 6-K we furnish to the SEC on or after the date on which this registration statement is first filed with the SEC, and until the termination or completion of that offering under this prospectus:
•our annual report on Form 20-F filed with the SEC on April 30, 2025 and amendment no. 1 to the Form 20-F filed with the SEC on July 18, 2025;
•our reports on Form 6-K furnished to the SEC on May 29, 2025, June 12, 2025, June 16, 2025, June 18, 2025 (Accession No. 0001628280-25-032019), July 17, 2025, July 18, 2025, August 1, 2025, and August 22, 2025, and Form 6-K/A on June 12, 2025, August 7, 2025, and August 22, 2025;
•the description of our Class A ordinary shares and warrants to purchase Class A ordinary shares contained in our registration statement on Form 8-A filed with the SEC on May 17, 2022, and any amendment or report filed for the purpose of updating such description;
•any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and
•any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.
Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Prenetics Global Limited
Unit 703-706, K11 Atelier
728 King’s Road, Hong Kong
Tel: 852-2210 9588
Attention: Investor Relations

FORWARD-LOOKING STATEMENTS
This prospectus and any prospectus supplement include statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results of operations or financial condition and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believe,” “estimate,” “anticipate,” “expect,” “seek,” “project,” “intend,” “plan,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, the markets in which we operate, as well as the possible or assumed future results of operations of our Company. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting us. Factors that may impact such forward-looking statements include:
•The regulatory environment and changes in laws, regulations or policies in the jurisdictions in which we operate;
•Our ability to successfully compete in highly competitive industries and markets;
•Our ability to continue to adjust our offerings to meet market demand, attract customers to choose our products and services and grow our ecosystem;
•Political instability in the jurisdictions in which we operate;
•The overall economic environment and general market and economic conditions in the jurisdictions in which we operate;
•Our plans to raise funds to invest in Bitcoin assets and create a Bitcoin treasury and accept cryptocurrency payments across both of our direct-to-consumer platforms;
•Our ability to execute our strategies, manage growth and maintain our corporate culture as we grow;
•Our anticipated investments in new products, services, collaboration arrangements, technologies and strategic acquisitions, and the effect of these investments on our results of operations;
•Our ability to develop and protect intellectual property;
•Changes in the need for capital and the availability of financing and capital to fund these needs;
•Anticipated technology trends and developments and our ability to address those trends and developments with our products and services;
•The safety, affordability, convenience and breadth of our products and services;

•Man-made or natural disasters, health epidemics, and other outbreaks including war, acts of international or domestic terrorism, civil disturbances, occurrences of catastrophic events and acts of God such as floods, earthquakes, wildfires, typhoons and other adverse weather and natural conditions that may directly or indirectly affect our business or assets;
•The loss of key personnel and the inability to replace such personnel on a timely basis or on acceptable terms;
•Exchange rate fluctuations;
•Changes in interest rates or rates of inflation;
•Legal, regulatory and other proceedings;
•Our ability to maintain the listing of our securities on NASDAQ;
•The inability to increase the authorized capital stock; and
•The results of any future financing efforts.
The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. In light of these risks and uncertainties, you should keep in mind that any event described in a forward-looking statement made in this prospectus or elsewhere might not occur.

PROSPECTUS SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus and in the documents incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves substantial risks. Therefore, carefully consider the risk factors set forth in this prospectus and in our most recent filings with the SEC including our annual report and reports on Form 6-K, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
Business Overview
Founded in 2014 by serial entrepreneur Danny Yeung, Prenetics has evolved from a clinical life sciences company into a leading global consumer health company focused on longevity and preventive wellness solutions. Our strategic transformation was driven by the recognition of significant market opportunities in consumer health, where we could leverage our deep scientific expertise to address major gaps in the market and deliver science-backed solutions directly to consumers seeking to optimize their health and extend their lifespan. During the COVID-19 pandemic from 2020 to 2023, we demonstrated our operational excellence and ability to scale rapidly, becoming one of the largest diagnostic testing companies globally, which provided valuable experience in managing high-volume operations and complex logistics that now underpins our current growth trajectory.
Our mission is to empower individuals to take control of their health through innovative, scientifically-validated consumer health products and services that promote longevity and overall well-being. We have strategically positioned ourselves at the intersection of consumer healthcare, longevity science, and digital asset innovation, recognizing that the future of health and wealth preservation are increasingly interconnected.
Our business is organized under our Consumer Health segment, operated through dedicated business units that leverage our scientific foundation and market expertise. Previously organized across Prevention and Consumer Health segments, we have consolidated our operations to better reflect our unified focus on consumer-driven health and longevity solutions. In addition, we hold a significant minority interest in Insighta, an early cancer detection company developing a non-invasive, multi-cancer screening platform. As part of our forward-looking strategy, we have announced our intention to establish a substantial Bitcoin treasury position, recognizing Bitcoin as a superior store of value and hedge against currency debasement, while exploring innovative applications of digital assets within our healthcare ecosystem.
Consumer Health
IM8 Health
IM8 Health represents our premium health and wellness brand, co-founded with global icon David Beckham, offering scientifically formulated premium supplements designed to enhance longevity, performance, and overall well-being. The brand has further strengthened its global appeal with the addition of world #1 female tennis player, Aryna Sabalenka as a global ambassador and shareholder. Launched in December 2024, IM8 has achieved significant growth in the highly competitive supplements market, becoming one of the fastest growing supplement brands in the world. In just 11 months, IM8 has garnered approximately 400,000 customer purchases across 31 countries globally (excluding China), delivered more than 12 million servings of its flagship Daily Ultimate

Essentials product, and is already operating at a run-rate of more than $100 million ARR (annual recurring revenue). This exceptional growth trajectory in such a short timeframe is notable in the supplements industry and demonstrates the powerful combination of our scientific expertise, premium positioning, strategic partnerships with world-class athletes and co-founding partnership with David Beckham.
Europa Sports Partners
Europa Sports Partners, acquired in May 2024, serves as one of the largest sports nutrition distributors in the United States, strengthening IM8's supply chain, distribution capabilities, and retail partnerships. This acquisition provides a scalable platform for expanding IM8's reach across North America and beyond, while establishing our U.S. headquarters in Charlotte, North Carolina, which serves as our base of operations for North American growth initiatives.
CircleDNA
CircleDNA is our consumer genetic testing brand, leveraging next-generation sequencing (NGS) technology to provide comprehensive insights into health, wellness, and genetic predispositions related to longevity and disease prevention. CircleDNA's proprietary genomic database represents a valuable digital asset with significant potential for integration with blockchain technology and digital asset ecosystems, enabling secure, user-controlled genomic data ownership and potential applications in decentralized health and longevity platforms.
ACT Genomics Divestment
On June 18, 2025, we announced the divestment of ACT Genomics Holdings Company Limited (“ACT Genomics”) to Delta Electronics, Inc for gross proceeds of approximately $46 million. The divestment of ACT Genomics marked the successful completion of our strategic transformation, addressing previous investor feedback regarding business complexity while positioning the Company for accelerated growth in the high-margin consumer health market. The transaction enables us to simplify our investment thesis, enhance financial flexibility, accelerate growth focus, and optimize resource allocation. See the section of this prospectus entitled “Incorporation by Reference” for more information.
Strategic Investment – Insighta
We hold a significant 35% stake in Insighta, an innovative early cancer detection company developing a breakthrough non-invasive, multi-cancer screening platform. Insighta has attracted substantial investment from Tencent, one of the world's leading technology conglomerates, validating the company's cutting-edge approach to cancer detection and its commercial potential. Our investment in Insighta, valued at US$70 million based on the valuation of Tencent’s 15% investment in Insighta in October 2024, represents a strategic asset that complements our consumer health portfolio while positioning us at the forefront of preventive healthcare innovation. This investment underscores our commitment to advancing early detection technologies that can significantly improve health outcomes and demonstrates our ability to identify and invest in transformational healthcare technologies with substantial value creation potential.
Bitcoin Treasury Strategy
Our Bitcoin treasury strategy reflects our belief that the convergence of healthcare innovation and digital asset adoption represents a transformational opportunity. We view Bitcoin as both a treasury asset that preserves and grows shareholder value over time, and as a foundation for exploring innovative applications within our healthcare ecosystem. This includes potential integration of Bitcoin and blockchain technologies with our genomic data platforms, loyalty programs, and direct-to-consumer health services, positioning us at the forefront of the emerging digital health economy.
In June 2025, we announced Bitcoin as the driving force of our treasury and corporate strategy, subject to market conditions and the anticipated liquidity needs of the business. We may acquire Bitcoin using excess cash, proceeds from future equity or debt financings, or other capital sources. We also intend to explore further opportunistic financing alternatives, including the issuance of convertible notes, bonds, or other debt instruments, for the purpose of acquiring Bitcoin.
We have already begun executing on this strategy, completing a $20 million Bitcoin purchase of 187.42 BTC at an average price of $106,712 per Bitcoin in June 2025 via Kraken.
Bitcoin Custody and Security
We intend to utilize multiple digital asset custodians to store our Bitcoin holdings, such as Kraken, Anchorage Digital, Coinbase Custody, BitGo, Hex Trust, and Fidelity Digital Assets. Our custody strategy emphasizes security, regulatory compliance, and operational redundancy through diversified custody arrangements with established, regulated custodians.
•Custody Selection Criteria: We evaluate custodians based on regulatory compliance, security infrastructure, insurance coverage, operational track record, and financial stability. Our custodians are selected from among leading institutional-grade digital asset custody providers.
•Security Measures: Our custody arrangements incorporate multiple layers of security including cold storage, multi-signature controls, segregated client assets, and comprehensive insurance coverage. We maintain operational procedures for custody management, including regular reconciliation and monitoring of our Bitcoin holdings.
•Risk Management: Our diversified custody approach is designed to mitigate counterparty risk, operational risk, and security risks associated with digital asset storage. We regularly review and assess our custody arrangements to ensure they meet our security and operational requirements.
As of June 30, 2025, our consolidated current assets (excluding ACT Genomics) were approximately $44 million, including approximately $17 million of cash and cash equivalents. Our consolidated current assets excludes the approximately $20 million Bitcoin holding of 187.4203 BTC, classified as non-current intangible assets as of June 30, 2025.
Our comprehensive long-term Bitcoin strategy, approved by our Board of Directors, includes board approval to allocate most of the company's cash and cash equivalents to Bitcoin, potentially implement alpha-generating strategies, and pursue institutional discussions for expanded Bitcoin acquisition. We plan to increase our Bitcoin holdings substantially and aim to become one of the largest healthcare corporate Bitcoin holders globally.
Our balance sheet allocation strategy will be implemented as follows:
•Implementation: We intend to allocate available cash (excluding operational requirements) to Bitcoin investments, targeting an initial allocation of approximately 80% of our available cash to Bitcoin holdings.

•Operational Cash Requirements: We will maintain sufficient cash reserves to fund our operations for at least 24 months, ensuring that our Bitcoin treasury strategy does not compromise our ability to execute our core business strategy or meet our financial obligations.
•Dynamic Allocation: Our allocation percentages may be adjusted based on market conditions, business requirements, regulatory developments, and board-approved investment policies. Any material changes to our allocation strategy will be disclosed in our periodic reports.
•Risk Management: Our allocation strategy incorporates risk management principles including gradual implementation, diversified custody arrangements, and maintenance of adequate liquidity for operational needs.
Our Bitcoin initiative extends far beyond a simple treasury allocation, representing a comprehensive long-term digital asset strategy. Our immediate priority is establishing our core Bitcoin treasury position through direct Bitcoin acquisition and secure custody arrangements. Any exploration of additional strategies would occur only after successfully implementing our primary treasury strategy. We may in the future explore additional sophisticated alpha-generating strategies, including yield generation, strategic collateralization, and structured products, to maximize returns on our Bitcoin holdings. Any such activities would represent a second phase of our Bitcoin strategy and would be implemented only after establishing our core treasury position. In the future, we may consider conservative strategies such as secured lending of Bitcoin to institutional counterparties, participation in regulated Bitcoin-backed financial products, or other low-risk yield-generating activities. Any such activities would be evaluated based on risk-adjusted returns, regulatory compliance, and alignment with our overall treasury strategy. Any future alpha-generating activities would be implemented only with board approval, appropriate risk management frameworks, and conservative position sizing to ensure they do not compromise our primary treasury strategy or operational flexibility. We would maintain strict criteria for counterparty selection, collateral requirements, and position limits.
Additionally, we plan to accept cryptocurrency payments across both of our direct-to-consumer platforms, including IM8 Health and CircleDNA, creating a Bitcoin ecosystem from treasury to operations.
Importantly, our Bitcoin treasury strategy is underpinned by IM8's exceptional operating performance and strong cash flow generation. Our rapidly growing consumer health operations provide investors with both upside potential and downside protection. The combination of IM8's strong growth trajectory—achieving a $100 million ARR run-rate in just eleven months—and our strategic Bitcoin allocation creates what we believe is a unique value proposition that offers exposure to both the expanding longevity market and digital asset appreciation.
Other Cryptocurrencies
While our current treasury strategy is focused on Bitcoin, we may also allocate a portion of proceeds in connection with securities which may be offered pursuant to this prospectus to acquire other major liquid blockchain-linked cryptocurrencies.
•    Identification and Selection of Cryptocurrencies: Any acquisition of cryptocurrencies other than Bitcoin would be subject to a formal evaluation and approval process by our Board of Directors. We would identify potential cryptocurrencies based on criteria, including, but not limited to, market leadership, liquidity, regulatory status, custody and security, and store-of-value characteristics. We would only focus on a limited number of established cryptocurrencies, and will not invest in speculative or pre-launch tokens.

•    Treasury Reserve Composition: The remainder of the Company’s treasury reserve that is not allocated to Bitcoin or other cryptocurrencies is intended to be held in cash, and cash equivalents, to ensure we maintain sufficient operational liquidity. Our strategy requires that we maintain adequate cash reserves to fund our operations for at least 24 months. Our primary strategic asset for treasury appreciation is Bitcoin.

Our Corporate Information
We are an exempted company limited by shares incorporated on July 21, 2021 under the laws of the Cayman Islands. Our registered office is at Unit 703-706, K11 Atelier King’s Road, 728 King’s Road, Quarry Bay, Hong Kong and our telephone number is +852-2210-9588. Our website is www.prenetics.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus.
The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov.
Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor New York, N.Y. 10168.
Our Organizational Structure
The following diagram depicts a simplified organizational structure of the Company as of the date hereof.
------- indicates a 35% interest in Insighta Holdings Limited. Insighta Holdings Limited is not a consolidated affiliated entity of the Company.
As of December 31, 2024, there were 12,984,844 Ordinary Shares issued and outstanding, par value $0.0015 per share, consisting of 11,403,872 Class A Ordinary Shares and 1,580,972 Class B Ordinary Shares held by Danny Yeung, Chief Executive Officer and Co-Founder of Prenetics. In addition, there were 17,352,363 Warrants outstanding. The Warrants to purchase up to 1,492,306 Class A Ordinary Shares became exercisable on June 17, 2022, in accordance with the terms of the Assignment, Assumption and Amendment Agreement and the Existing Warrant Agreement governing those securities. The exercise price of the Warrants is $133.65 per 1.29 shares (or an effective price of $103.60 per share), subject to adjustment pursuant to the terms of the Assignment, Assumption and Amendment Agreement and the Existing Warrant Agreement.
Emerging Growth Company
We qualify as an “emerging growth company” as defined in the JOBS Act, and we will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, we have been subject to Exchange Act reporting requirements for at least 12 calendar months; and filed at least one annual report, and (ii) the date on which we issued more than $1.0 billion in non-convertible debt during the prior three-year period. We intend to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting and reduced disclosure obligations regarding executive compensation.
Furthermore, even after we no longer qualify as an “emerging growth company,” as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to, the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, we will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD (Fair Disclosure), which restricts the selective disclosure of material information.
Foreign Private Issuer
We are subject to the information reporting requirements of the Securities Exchange Act of 1934, or “the Exchange Act,” that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD promulgated under the Exchange Act. These exemptions and leniencies reduce the frequency and scope of information and protections available to you in comparison to those applicable to shareholders of U.S. domestic reporting companies.
Summary of Risk Factors
Investing in our securities entails a high degree of risk as discussed in the “Risk Factors” section beginning on page 17 of this prospectus and in the documents incorporated by reference into this prospectus. You should carefully consider such risks before deciding to invest in our securities.
Risk Factors Relating to Cryptocurrency:

•Future alpha-generating activities involving our Bitcoin holdings could expose us to additional risks.
•We may use proceeds from offerings to purchase Bitcoin, which subjects us to significant risks related to the extreme volatility and speculative nature of Bitcoin.
•The net proceeds from the sale of any securities offered by the Company may be used to purchase additional cryptocurrency, the price of which has been, and will likely continue to be, highly volatile.
Risk Factors Relating to Doing Business in Hong Kong
•We are subject to risks associated with our operations in Hong Kong, a Special Administrative Region of China.
•Since Hong Kong is a special administrative region of China, legal and operational risks associated with operating in China also apply to operations in Hong Kong and could materially and adversely affect our business and results of operations.
•Unfavorable economic and political conditions in Hong Kong and other parts of Asia could materially and adversely affect our business, financial condition, and results of operations.
•The mainland Chinese government has significant oversight, discretion and control over the manner in which companies incorporated under the laws of mainland China must conduct their business activities, but as we operate in Hong Kong and not mainland China, the mainland Chinese government currently does not exert direct oversight and discretion over the manner in which we conduct our business activities. However, there is no guarantee that the mainland Chinese government will not seek to intervene or influence our operations at any time. If we were to become subject to such oversight, discretion or control, including over overseas offerings of securities and/or foreign investments, it may result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline, or be worthless, which would materially affect the interests of the investors.
•Our business, financial condition and results of operations, and/or the value of our securities or our ability to offer or continue to offer securities to investors may be materially and adversely affected to the extent the laws and regulations of mainland China become applicable to us. In that case, we may be subject to the risks and uncertainties associated with the evolving laws and regulations in mainland China, their interpretation and implementation, and the legal and regulatory system in mainland China more generally, including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no advance notice.
Risk Factors Relating to Our Business and Industry:
•The PCAOB had historically been unable to inspect our auditor in relation to their audit work.
•Our securities may be prohibited from being traded in the United States under the Holding Foreign Companies Accountable Act in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, decreased the number of “non-inspection years” from three years to two years, and thus, reduced the time before our securities may be prohibited from trading or delisted. The delisting of our securities, or the threat of them being delisted, may materially and adversely affect the value of your investment.
Risk Factors Relating to Our Bitcoin Treasury Strategy
•Our Bitcoin treasury strategy exposes us to various risks, including risks associated with Bitcoin.
•Bitcoin is a highly volatile asset, and fluctuations in the price of Bitcoin have in the past influenced and are likely to continue to influence our financial results and the market price of our listed securities.
•Our operating results will be dependent on the price of digital assets and Bitcoin. If such price declines, our business, operating results, and financial condition would be adversely affected.
•Our operating results are dependent on the prices of digital assets and volume of digital asset transactions, which have historically been volatile and are subject to social media and publicity risks.
•Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.
•Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our Bitcoin holdings.
•The availability of spot ETPs for Bitcoin and other digital assets may adversely affect the market price of our listed securities.
•Our Bitcoin treasury strategy subjects us to enhanced regulatory oversight.
•Due to the unregulated nature and lack of transparency surrounding the operations of many Bitcoin trading venues, Bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in Bitcoin trading venues and adversely affect the value of our Bitcoin.
•The concentration of our Bitcoin holdings could enhance the risks inherent in our Bitcoin treasury strategy.
•The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of Bitcoin and adversely affect our business.
•Our Bitcoin holdings will be less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.
•If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our Bitcoin, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our Bitcoin and our financial condition and results of operations could be materially adversely affected.
•We face risks relating to the custody of our Bitcoin, including the loss or destruction of private keys required to access our Bitcoin and cyberattacks or other data loss relating to our Bitcoin.
•Regulatory change reclassifying that Bitcoin is offered and sold as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940 and could adversely affect the market price of Bitcoin and the market price of our listed securities.
•We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.
•Our Bitcoin treasury strategy exposes us to risk of non-performance by counterparties.
•Our use of leverage to acquire Bitcoin could increase the risk of our Bitcoin treasury strategy.
•The inability to increase the authorized capital stock could impede our ability to pursue our strategic objectives, provide equity incentives to engage key talent and negatively impact shareholder value.
Permissions Required from the PRC Authorities for Our Operations
Historically, we held a minority interest in a genomics business in mainland China through Shenzhen Discover Health Technology Co., Ltd. (the “VIE Entity”), a PRC limited liability company, by entering into a series of contractual arrangements with the VIE Entity and its nominee shareholders through our wholly owned PRC subsidiary, Qianhai Prenetics Technology (Shenzhen) Co., Ltd. (the “WFOE”). On November 26, 2021, the agreements governing the VIE Entity were terminated with immediate effect. As a result, our corporate structure no longer contains any VIE. We believe that we and our subsidiaries, to the extent applicable, have obtained and have not been denied the requisite permissions or approvals that are material for our operations as of the date of this prospectus. We conduct our operations primarily through our subsidiaries in Hong Kong and other jurisdictions. For the years ended December 31, 2020, December 31, 2021, December 31, 2022, December 31, 2023, and December 31, 2024, we generated all of our revenue from our businesses outside of mainland China. Moreover, we do not sell any testing products in mainland China or solicit any customer or collect, host or manage any customer’s personal data in mainland China. Nor do we have access to any personal data of any customer in mainland China that is collected, hosted or managed by our historical minority interest in a genomics business in mainland China. As such, we believe that, based on the advice of our PRC legal counsel, DaHui Lawyers, we are currently not required to obtain any permission or approval from the China Securities Regulatory Commission (CSRC), Cyberspace Administration of China (CAC) or any other governmental agency to operate our business or to list our securities on a U.S. securities exchange or issue securities to U.S. or other foreign investors. If (i) we do not receive or maintain any permission or approval required of us, (ii) we incorrectly concluded that certain permissions or approvals have been acquired or are not required, when they are required and have not been acquired, or (iii) applicable laws, regulations, or interpretations thereof change and we become subject to the requirement for additional permissions or approvals in the future, we may have to expend significant time and costs to procure them. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the PRC or other applicable regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business or accept U.S. or other foreign investments, or continue to remain listed on a U.S. or other international securities exchange may be restricted, and our business, reputation, financial condition, and results of operations may be materially and adversely affected.
Cash Transfers and Dividend Distribution
For the year ended on December 31, 2022 and up to the date of this prospectus, cash amounting to $219 million has been transferred from our Company to Prenetics HK for treasury management, while $23 million has been transferred from Prenetics HK to our Company. From 2020 to 2024, cash was transferred from Prenetics HK to its subsidiaries in the form of capital contributions and through intercompany advances. If needed, cash may be transferred between Prenetics HK and its subsidiaries in the United Kingdom, India and South Africa through intercompany fund advances and capital contributions, and there are currently no restrictions of transferring funds between Prenetics HK and its subsidiaries in the United Kingdom, India and South Africa. Under our cash management policy, the amount of intercompany transfer of funds is determined based on the working capital needs of the subsidiaries and intercompany transactions and is subject to internal approval process and funding arrangements. Our management review and monitor our cash flow forecast and working capital needs of the subsidiaries on a regular basis. In addition, we have not faced difficulties or limitations on our ability to transfer cash between subsidiaries in United Kingdom, India, Singapore and South Africa. Cash generated from Prenetics HK is used to fund operations of its subsidiaries, and no funds were transferred from its subsidiaries in the United Kingdom, India, and Singapore to fund operations of Prenetics HK from 2020 to 2024. No transfer of cash, dividends or distributions has been made between us or our subsidiaries, on one hand, and the VIE Entity, on the other, from 2020 to the date when the agreements governing the VIE Entity were terminated in 2021 and up to date of this prospectus. The following table summarized the amount of cash transferred between Prenetics HK and its subsidiaries for the periods presented, which was in the form of capital contributions and through intercompany advances.

	For the six months period ended June 30,	Year Ended December 31,
	2025	2024	2023	2022	2021	2020
	($ in thousands)
Net cash transferred from our company to Prenetics HK / (to our Company from Prenetics HK)	(23,001)	54,729	48,359	116,000	—	—
Net cash transferred from Prenetics HK to UK subsidiaries	$—	—	—	—	5,600	4,150
Net cash transferred from Prenetics HK to India subsidiary	—	201	640	1,369	553	235
Net cash transferred from Prenetics HK to Singapore subsidiary		—	—	—	—	433
We and our subsidiaries have not declared or paid dividends or distributions to investors as of the date of this prospectus. We do not intend to declare dividends or distribute earnings (if any) in the near future. Any determination to pay dividends or distribute earnings (if any) in the future will be at the discretion of our board of directors.
There are no significant restrictions on buying or selling foreign exchange or our ability to transfer cash between entities within our group, across borders, or to U.S. investors. There are no significant restrictions and limitations on our ability to distribute earnings (if any) from our businesses, including our subsidiaries, to the parent company and U.S. investors or our ability to settle amounts owed. However, there can be no assurance that the PRC government will not intervene or impose restrictions on our ability to buy or sell foreign exchange or transfer or distribute cash within our organization, which could result in an inability or prohibition on making transfers or distributions to entities outside of Hong Kong and adversely affect our business.
The Holding Foreign Companies Accountable Act
On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong, including our auditor. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China or Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the Securities and Exchange Commission, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we will not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA and as a result, NASDAQ may determine to delist our securities.
For the fiscal year ended December 31, 2024, our financial statements were audited by Deloitte Touche Tohmatsu, a Hong Kong-based accounting firm registered with the PCAOB. In 2022, the PCAOB entered into a Statement of Protocol with the CSRC and the Ministry of Finance of the People’s Republic of China, allowing PCAOB inspections of audit firms in mainland China and Hong Kong. Since 2023, the PCAOB has successfully conducted inspections of Hong Kong-based audit firms, including those auditing U.S.-listed companies. As a result, the PCAOB vacated its prior determinations of non-compliance for Hong Kong firms in December 2023, and as of December 31, 2024, there are no PCAOB-identified jurisdictions posing inspection barriers. Consequently, we have not been identified as a Commission-Identified Issuer under the HFCAA for fiscal year 2024.

RISK FACTORS
An investment in our securities carries a significant degree of risk. Before you decide to purchase our securities, you should carefully consider all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference herein or therein. See “Documents Incorporated by Reference.” These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to our business, financial condition and prospects. You should carefully consider these risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Forward-Looking Statements.” If any of these risks actually occurs, our business, financial condition and results of operations could suffer. As a result, the market price of our securities would decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference or included in this prospectus or any accompanying prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.
Risks Relating to Cryptocurrency
Future alpha-generating activities involving our Bitcoin holdings could expose us to additional risks.
Any future alpha-generating activities involving our Bitcoin holdings would introduce additional risks beyond our core treasury strategy.
•Operational Risk: Additional complexity in systems, processes, and expertise requirements could strain our operational resources and increase the risk of errors or failures that could result in financial losses.
•Counterparty Risk: Alpha-generating activities may involve exposure to third-party service providers, lending counterparties, or trading platforms, subjecting us to their credit risk, operational risk, and potential failure.
•Regulatory Risk: Evolving regulations may restrict, prohibit, or impose additional requirements on alpha-generating activities, potentially requiring us to cease activities or incur significant compliance costs.
•Market Risk: Such activities could increase our exposure to Bitcoin price volatility and introduce additional market risks that may amplify losses during adverse market conditions.
•Liquidity Risk: Some alpha-generating strategies may reduce the liquidity of our Bitcoin holdings or require lock-up periods that could affect our ability to access Bitcoin for operational needs or strategic purposes.
Any future alpha-generating activities would be implemented only with appropriate risk management frameworks and board approval, but there can be no assurance that such measures would prevent losses or adverse consequences.
We may use proceeds from offerings to purchase Bitcoin, which subjects us to significant risks related to the extreme volatility and speculative nature of Bitcoin.
We intend to use the net proceeds from the sale of securities offered under this prospectus to acquire Bitcoin and for general corporate purposes. Our investment in Bitcoin subjects us to risks that could materially and adversely affect our business, financial condition, results of operations, and cash flows. The price of Bitcoin has been, and will likely continue to be, highly volatile. Bitcoin has experienced extreme price fluctuations since its inception, with prices ranging from less than $1 to over $60,000 per Bitcoin. The price of Bitcoin may be influenced by many factors that are beyond our control, including:
•Regulatory developments and government actions in various jurisdictions;
•Changes in the regulatory environment for digital assets;
•Market adoption and acceptance of Bitcoin and other digital assets;
•Macroeconomic factors affecting digital asset markets;
•Large-scale sales or purchases by major Bitcoin holders;
•Security breaches or technical issues affecting Bitcoin networks or exchanges;
•Media coverage and public perception of Bitcoin;
•Competition from other digital assets or payment systems;
•Changes in the technology underlying Bitcoin; and
•General economic and market conditions.
Because we may hold a significant portion of our assets in Bitcoin, our financial results may be significantly affected by changes in Bitcoin's fair value. We will be required to recognize changes in the fair value of our Bitcoin holdings in our consolidated statements of operations, which may result in significant volatility in our reported financial results from period to period. Decreases in the price of Bitcoin would negatively impact our financial position and operating results.
The net proceeds from the sale of any securities offered by the Company may be used to purchase additional cryptocurrency, the price of which has been, and will likely continue to be, highly volatile.
We may use the net proceeds from this and any future offerings by the Company to purchase additional Bitcoin and other blockchain-linked cryptocurrencies in accordance with our treasury strategy. While our current treasury strategy is focused on Bitcoin, we may also allocate a portion of proceeds to acquire other major liquid blockchain-linked cryptocurrencies.
•    Identification and Selection of Cryptocurrencies: Any acquisition of cryptocurrencies other than Bitcoin would be subject to a formal evaluation and approval process by our Board of Directors. We would identify potential cryptocurrencies based on criteria, including, but not limited to, market leadership, liquidity, regulatory status, custody and security, and store-of-value characteristics. We would only focus on a limited number of established cryptocurrencies, and will not invest in speculative or pre-launch tokens.
•    Treasury Reserve Composition: The remainder of the Company’s treasury reserve that is not allocated to Bitcoin or other cryptocurrencies is intended to be held in cash, and cash equivalents to ensure we maintain sufficient operational liquidity. Our strategy requires that we maintain adequate cash reserves to fund our operations for at least 24 months. Our primary strategic asset for treasury appreciation is Bitcoin.

Cryptocurrency is a highly volatile asset. Cryptocurrency does not pay interest, but if management determines to stake the cryptocurrency tokens in treasury, rewards can be earned on cryptocurrency. The ability to generate a return on investment from the net proceeds from any offering by the Company will depend on whether there is appreciation in the value of Bitcoin and other cryptocurrencies following our purchases of such cryptocurrency with the net proceeds from any future offering by the Company and whether the Company is successful in pursuing other strategies to create income streams or otherwise generate funds using its cryptocurrency holdings. Future fluctuations in Bitcoin’s and other cryptocurrency’s trading prices may result in our converting cryptocurrency purchased with the net proceeds from any offering into cash with a value substantially below the net proceeds from such an offering. See “Business Overview–Bitcoin Treasury Strategy” for a more detailed description of our strategy, custody solutions, and risk management framework.
Cryptocurrency and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of various cryptocurrencies. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of cryptocurrency or the ability of individuals or institutions such as us to own or transfer cryptocurrency. For example, the U.S. executive branch and SEC, among others in the United States and abroad, have been active in recent years, and laws including the European Union’s Markets in Crypto Asset Regulation and the U.K.’s Financial Services and Markets Act 2023 became law. It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally and cryptocurrency specifically. The consequences of increased or different regulation of digital assets and digital asset activities could adversely affect the market price of cryptocurrency and in turn adversely affect the market price of our common stock. Moreover, the risks of engaging in a Bitcoin treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.
Risks Relating to Doing Business in Hong Kong
We are subject to risks associated with our operations in Hong Kong, a Special Administrative Region of China.
We currently have no business operations in mainland China and do not utilize Variable Interest Entity (VIE) structures. Our operations are based in Hong Kong as a Special Administrative Region of China, which subjects us to a different regulatory framework than mainland Chinese companies. However, our Hong Kong operations expose us to certain legal and regulatory risks related to China.
•Special Administrative Region Status: While Hong Kong operates under the "One Country, Two Systems" framework with its own legal and regulatory system, the Chinese government maintains significant oversight authority over Hong Kong. Changes in PRC policies or their application to Hong Kong could materially impact our business operations, regulatory compliance requirements, and ability to operate under the current legal framework.
•Potential Regulatory Extension: Although existing PRC regulations such as the Data Security Law, Cybersecurity Law, and Personal Information Protection Law do not currently apply directly to our Hong Kong operations, any future extension of these or similar regulations to Hong Kong could subject us to new compliance obligations. This could potentially affect our ability to operate efficiently, accept foreign investment, or maintain our U.S. listing.
•Geopolitical Risks: Evolving U.S.-China relations and related policies may create additional regulatory complexities for Hong Kong-based companies like ours. Changes in trade policies, sanctions, or other geopolitical developments could affect our operations, market access, or ability to maintain our U.S. listing.
Since Hong Kong is a special administrative region of China, legal and operational risks associated with operating in China also apply to operations in Hong Kong and could materially and adversely affect our business and results of operations.
Prenetics, the holding company, does not conduct operations in China, though certain of the group’s subsidiaries conduct operations in Hong Kong, a special administrative region of the PRC. As a result, we face various legal and operational risks and uncertainties relating to our operations in Hong Kong, and from the evolving regulatory landscape in the PRC generally. As we presently do not have any business operations in mainland China, either directly or through Variable Interest Entity (VIE) arrangements, we consider that the current laws and regulations of the PRC applicable in mainland China have no material impact on our business, financial condition or results of operations. However, since Hong Kong and Macau are special administrative regions of China, the legal and operational risks associated with operating in China also apply to operations in Hong Kong and Macau.
The PRC government has recently indicated an intent to exert more oversight and control over offerings conducted overseas (including those using entity variable interest entity (“VIE”) structure) and foreign investment in China-based companies. This has been evidenced by its probe into several U.S. -listed technology companies with operations in mainland China, focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the PRC Data Security Law, how companies collect, store, process and transfer personal data. Currently, these laws and regulations are expected to apply to mainland China domestic businesses, rather than businesses in Hong Kong which operate under a different set of laws from mainland China. However, there can be no assurance that the PRC government will not, in the future, expand the application of such regulations, or adopt new laws, regulations, or policies, that could apply to our operations in Hong Kong, or that the government of Hong Kong may enact similar laws and regulations applicable to companies operating in Hong Kong.. Should the PRC government seek to affect operations of any company with any level of operations in Hong Kong, should certain PRC laws and regulations or these statements or regulatory actions become applicable to us in the future, or should the government of Hong Kong enact similar laws and regulations, it would likely have a material adverse impact on our business, financial condition and results of operations, ability to accept foreign investments and our ability to offer or continue to offer securities to investors in the U.S. or to list on a U.S. or other international securities exchange, any of which may cause the value of our securities to significantly decline or become worthless. For example, if the recent PRC regulatory actions on data and cyberspace security were to apply to us, including our operations in Hong Kong or Macau, we could become subject to certain cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for our listing or continued listing on a U.S. or a foreign stock exchange, and the failure to meet such obligations could result in penalties and other regulatory actions against us and may materially and adversely affect our business and results of operations. Regulatory actions related to data security or anti-monopoly concerns in Hong Kong or Macau may also impact our ability to conduct our business, accept foreign investments, or continue to be listed or list on a U.S. or foreign stock exchange.
Unfavorable economic and political conditions in Hong Kong and other parts of Asia could materially and adversely affect our business, financial condition, and results of operations.
Like many other companies that operate in Asia, our business will be materially affected by economic and political conditions in Asia, which could be negatively impacted by many factors beyond our control, such as inability to access capital markets, control of foreign exchange, changes in exchange rates, rising interest rates or inflation, slowing or negative growth rate, government involvement in allocation of resources, inability to meet financial commitments in a timely manner, terrorism, political uncertainty, epidemic or pandemic, civil unrest, fiscal or other economic policy of governments, and the timing and nature of any regulatory reform. The recent geo-political uncertainties may also give rise to uncertainties in global economic conditions and adversely affect general investor confidence.
Political unrest such as protests or demonstrations could disrupt economic activities and adversely affect our business. There can be no assurance that these protests and other economic, social, or political unrest in the future will not have a material adverse effect on our financial conditions and results of operations.
The mainland Chinese government has significant oversight, discretion and control over the manner in which companies incorporated under the laws of mainland China must conduct their business activities, but as we operate in Hong Kong and not mainland China, the mainland Chinese government currently does not exert direct oversight and discretion over the manner in which we conduct our business activities. However, there is no guarantee that the mainland Chinese government will not seek to intervene or influence our operations at any time. If we were to become subject to such oversight, discretion or control, including over overseas offerings of securities and/or foreign investments, it may result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline, or be worthless, which would materially affect the interests of the investors.
We currently do not have any business operations in mainland China or generate revenues from any businesses in mainland China. We believe that the laws and regulations of mainland China do not currently have any material impact on our business operations, and the mainland Chinese government does not currently exert direct influence or intervention over the manner in which we conduct our business. However, we believe there is significant market opportunity in mainland China for early detection for cancer. If we do decide to expand our operations into mainland China in the future, we could be subject to the significant oversight of the mainland Chinese government. In addition, because of our substantial operations in Hong Kong and given the mainland Chinese government’s significant oversight authority over the conduct of business in Hong Kong generally, there is no guarantee that we will not be subject to such direct influence or intervention in the future due to changes in laws or other unforeseeable reasons. There is always a risk that the mainland Chinese government may, in the future, seek to affect operations of any company with any level of operations in mainland China or Hong Kong, including its ability to offer securities to investors, list its securities on a U.S. or other foreign exchange, conduct its business or accept foreign investment. There also can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization, which could result in an inability or prohibition on making transfers or distributions to entities outside of Hong Kong and adversely affect our business.
The PRC legal system is evolving rapidly and the PRC laws, regulations, and rules may change quickly with little or no advance notice. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the non-precedential nature of these decisions, the interpretation of these laws, rules and regulations may contain inconsistencies, the enforcement of which involves uncertainties.
If we were to become subject to the direct intervention or influence of the mainland Chinese government at any time due to changes in laws or other unforeseeable reasons, it may require a material change in our operations and/ or result in increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. In addition, the market prices and value of our securities could be adversely affected as a result of anticipated negative impacts of any such government actions, as well as negative investor sentiment towards Hong Kong-based companies subject to direct mainland Chinese government oversight and regulation, regardless of our actual operating performance. There can be no assurance that the mainland Chinese government will not intervene in or influence our current or future operations at any time.
The PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted in the U.S. or in other international jurisdictions and/or foreign investment in China-based issuers. Based on the advice of our PRC legal counsel, DaHui Lawyers, we believe that we are currently not required to obtain any permission or approval from the CSRC, CAC or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors.
With respect to the issuance of securities to foreign investors, the Regulations on Mergers and Acquisitions of Domestics Enterprises by Foreign Investors (“M&A Rules”) include, among other things, provisions that purport to require any offshore special purpose vehicle that is controlled by PRC companies or individuals and formed for the purpose of seeking a public listing on an overseas stock exchange through acquisition of PRC domestic companies to obtain the approval of the CSRC prior to the listing and trading of its securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by any such special purpose vehicle seeking CSRC’s approval of overseas listings. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules and the CSRC approval requirement to offshore special purpose vehicles.
The revised Measures for Cybersecurity Review, or Review Measures, came into effect on February 15, 2022. The Review Measures stipulate that cybersecurity review is mandatory where a network platform operator that has personal information of more than one million users seeks to list overseas. As advised by our PRC legal counsel, DaHui Lawyers, the offering of our securities is not subject to the foregoing cybersecurity review. That said, the Review Measures provide CAC and relevant authorities certain discretion to initiate cybersecurity review where any network product or service or any data handling activity is considered to affect or may affect national security, which may lead to uncertainties in relation to the impact of the Review Measures impact on our operations or the offering of our securities. As of the date of this prospectus, there are no commensurate laws or regulations in Hong Kong which result in similar significant oversight over data security for companies seeking to offer securities on a foreign exchange. However, we cannot guarantee that, if, in the future, such laws or regulations were issued in Hong Kong, we would be compliant with such laws or regulations in a timely manner or at all. In addition, we may have to spend significant time and costs to become compliant. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the relevant regulatory authorities, and our ability to conduct our business, or offer securities on a U.S. or other international securities exchange may be restricted. As a result of the foregoing, our business, reputation, financial condition, and results of operations may be materially and adversely affected.
Further, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued Opinions on Strictly Cracking Down on Illegal Securities Activities in

accordance with the Law (“Opinions”). These Opinions have laid the groundwork for strengthening the Chinese government’s monitoring of illegal securities activities in China and the supervision of overseas listings by China-based companies. The Opinions generally provide that existing laws and regulations regarding data security, cross-border data transmission, and the protection of classified information should be further supplemented, and that the PRC government will seek to deepen its cross- border audit supervision cooperation with the regulatory bodies in other countries in law-based and reciprocal manner. On February 17, 2023, CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines (collectively, “New Overseas Listing Rules”), which have come into effect on March 31, 2023. New Overseas Listing Rules stipulate filing requirements for foreign direct or indirect issuance and listing of securities by domestic companies. As advised by our PRC legal counsel, DaHui Lawyers, the offering of our securities is not subject to the New Overseas Listing Rules or filing requirements.
Based on their understanding of the current PRC laws and regulations, our PRC legal counsel, DaHui Lawyers, has advised that we are not required to obtain any prior permission under the M&A Rules or the Opinions from any PRC governmental authorities (including the CSRC) for consummating this offering, given that: (a) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours are subject to the M&A Rules; and (b) we are not controlled by PRC companies or individuals nor formed for the purpose of seeking a public listing on an overseas stock exchange through acquisition of PRC domestic companies. In addition, our PRC legal counsel, DaHui Lawyers, has advised that the offering of our securities is neither subject to the mandatory cybersecurity review under the Review Measures nor the filing requirements under New Overseas Listing Rules.
However, there is no guarantee that this will continue to be the case in relation to the continued listing of our securities on a securities exchange outside of China, or even if such permission is required and obtained, it will not be subsequently denied or rescinded. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted in the U.S. or in other international jurisdictions (including those by issuers whose primary operations are in Hong Kong) and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.
Our business, financial condition and results of operations, and/or the value of our securities or our ability to offer or continue to offer securities to investors may be materially and adversely affected to the extent the laws and regulations of mainland China become applicable to us. In that case, we may be subject to the risks and uncertainties associated with the evolving laws and regulations in mainland China, their interpretation and implementation, and the legal and regulatory system in mainland China more generally, including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no advance notice.
We conduct our operations primarily through our subsidiaries in Hong Kong and other jurisdictions. For the years ended December 31, 2020, December 31, 2021, December 31, 2022, December 31, 2023, and December 31, 2024 we generated all of our revenue from our businesses outside of mainland China. Moreover, we do not sell any testing products in mainland China or solicit any customer or collect, host or manage any customer’s personal data in mainland China. Nor do we have access to any personal data of any customer in mainland China that is collected, hosted or managed by our historical minority interest in a genomics business in mainland China. Accordingly, we believe that the laws and regulations of mainland China, including the developments in cybersecurity laws and regulations of mainland China, do not currently have any material impact on our business, financial condition and results of operations or the listing of our securities, notwithstanding the fact that we have substantial operations in Hong Kong.

Pursuant to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. The Basic Law expressly provides that the national laws of the PRC which may be listed in Annex III of the Basic Law shall be confined to those relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong. While the National People’s Congress of the PRC has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the established basic policies of the PRC regarding Hong Kong. As a result, national laws of the PRC not listed in Annex III of the Basic Law, including the enacted version of PRC Data Security Law, the revised Measures for Cybersecurity Review (“Review Measures”) issued by the CAC, and the PRC Personal Information Protection Law, do not apply in Hong Kong.
If certain PRC laws and regulations were to become applicable in Hong Kong in the future, the application of such laws and regulations may have a material adverse impact on our business, financial condition and results of operations and our ability to offer or continue to offer securities to investors, any of which may cause the value of our securities to significantly decline or become worthless. In addition, the laws and regulations in the PRC are evolving, and their enactment timetable, interpretation and implementation involve significant uncertainties. To the extent any PRC laws and regulations become applicable to our business, we may be subject to the risks and uncertainties associated with the legal system in the PRC including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no advance notice.
Risks Related to Our Business and Industry
The PCAOB had historically been unable to inspect our auditor in relation to their audit work.
Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this annual report, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. The auditor is located in Hong Kong, a jurisdiction where the PCAOB was historically unable to conduct inspections and investigations completely before 2022. The inability of the PCAOB to conduct inspections of auditors in China in the past has made it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. However, if the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China or Hong Kong, and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we and investors in our securities would be deprived of the benefits of such PCAOB inspections again, which could cause investors and potential investors in our securities to lose confidence in our audit procedures and reported financial information and the quality of our financial statements. Any of the foregoing could have a material adverse effect on the market value of our securities.
Our securities may be prohibited from being traded in the United States under the Holding Foreign Companies Accountable Act in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, decreased the number of “non-inspection years” from three years to two years, and thus, reduced the time before our securities may be prohibited from trading or delisted. The delisting of our securities, or the threat of them being delisted, may materially and adversely affect the value of your investment.
Pursuant to the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, or the HFCAA, if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm located in a jurisdiction that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit the securities of the issuer from being traded on a national securities exchange or in the over-the-counter trading market in the United States.
On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which, among other things, reduced the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two years. The decrease in non-inspection years would reduce the time period before our securities may be prohibited from trading or delisted if the PCAOB determines that it is unable to inspect or investigate completely registered public accounting firms located in Hong Kong, China, under the HFCAA. The location of our auditor is in Hong Kong, China.
On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong. On December 15, 2022, the PCAOB removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms.
Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China or Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. In accordance with the HFCAA, our securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if we are identified as a Commission-Identified Issuer for two consecutive years in the future. If our securities are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our securities. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

USE OF PROCEEDS
We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. We intend to use the net proceeds from the sale of any securities offered under this prospectus for the global expansion of IM8, to acquire Bitcoin and other blockchain-linked cryptocurrencies, and for general corporate purposes, unless otherwise indicated in the applicable prospectus supplement. We have not determined the amount of net proceeds to be used specifically for any particular purpose. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering.

DESCRIPTION OF DEBT SECURITIES
The following description summarizes the general terms and provisions of the debt securities that Prenetics may offer and sell from time to time. We will describe in a prospectus supplement the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms and provisions described in this section that will not apply to those debt securities. As used in this “Description of Debt Securities,” the term “debt securities” means the senior and subordinated debt securities that we issue and the applicable trustee authenticates and delivers under the applicable indenture. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Prenetics Global Limited excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.
We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the “senior trustee.” We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the “subordinated trustee.” The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to individually as an “indenture” and together as the “indentures” and the senior trustee and the subordinated trustee are referred to individually as a “trustee” and together as the “trustees.” This section summarizes some of the provisions of the indentures and is qualified in its entirety by` the specific text of the indentures, including definitions of terms used in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.
Neither indenture will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.
General
The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank equally in right of payment with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. The debt securities will not be guaranteed by an of our subsidiaries.
The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.
The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:
•the title and type of the debt securities;

•whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;
•the initial aggregate principal amount of the debt securities;
•the price or prices at which we will sell the debt securities;
•the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;
•the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;
•the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the method of determination of such dates;
•the right, if any, to extend the interest payment periods and the duration of that extension;
•the manner of paying principal and interest and the place or places where principal and interest will be payable;
•the denominations of the debt securities if other than $2,000 or multiples of $1,000;
•provisions for a sinking fund, purchase fund or other analogous fund, if any;
•any redemption dates, prices, obligations and restrictions on the debt securities;
•the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;
•any conversion or exchange features of the debt securities;
•whether the debt securities will be subject to the defeasance provisions in the indenture;
•whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;
•any special tax implications of the debt securities;
•any events of defaults or covenants in addition to or in lieu of those set forth in the indenture; and
•any other material terms of the debt securities.
When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”
We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.
You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.
Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.
Certain Terms of the Senior Debt Securities
Covenants. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.
Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:
•the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;
•the successor entity assumes our obligations on the senior debt securities and under the senior indenture;
•immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and
•we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.
The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if our board of directors determines in good faith that the purpose of the consolidation or merger is principally to change our state of incorporation or our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.
The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.
No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Events of Default. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to senior debt securities of each series:
•failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);
•failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);
•default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;
•certain events of bankruptcy or insolvency, whether or not voluntary; and
•any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the default by us under any other debt, including any other series of our debt securities, is not a default under the senior indenture.
If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.
If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall automatically become immediately due and payable.
Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.
Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.
The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:
•the holder gives the trustee written notice of a continuing event of default;
•the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;
•the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;
•the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
•during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.
The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.
Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:
•we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable; or
•we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or
•all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust an amount of cash or a combination of cash and U.S. government or U.S. government agency obligations (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities) sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates;
and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.
Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.
Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under the indentures.
Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:
•we deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates;

•there is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us; and
•we deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.
If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.
Covenant Defeasance. Without any change in current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):
•deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates; and
•deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.
If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.
Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities of any series without the consent of any holder:
•to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;
•to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;
•to comply with the requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;
•to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;
•to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;
•to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;
•to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in clause (a)(1) outstanding;
•to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or
•to make any change that does not adversely affect the rights of any holder in any material respect.
Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:
•extends the final maturity of any senior debt securities of such series;
•reduces the principal amount of any senior debt securities of such series;
•reduces the rate, or extends the time for payment of, interest on any senior debt securities of such series;
•reduces the amount payable upon the redemption of any senior debt securities of such series;
•changes the currency of payment of principal of or interest on any senior debt securities of such series;
•reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;
•waives a continuing default in the payment of principal of or interest on the senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities);

•changes the provisions relating to the waiver of past defaults or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;
•modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;
•adversely affects the right to convert or exchange senior debt securities into Class A Ordinary Shares, other securities or property in accordance with the terms of the senior debt securities; or
•reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.
It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.
Notice of Redemption. Notice of any redemption of senior debt securities will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of senior debt securities of a series to be redeemed. Any notice may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such condition precedent. If we elect to redeem a portion but not all of such senior debt securities, the trustee will select the senior debt securities to be redeemed in a manner that complies with applicable legal and stock exchange requirements, if any. Interest on such debt securities or portions of senior debt securities will cease to accrue on and after the date fixed for redemption, unless we default in the payment of such redemption price and accrued interest with respect to any such senior debt security or portion thereof.
If any date of redemption of any senior debt security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.
Conversion Rights. We will describe the terms upon which senior debt securities may be convertible into our Class A Ordinary Shares or other securities in a prospectus supplement. These terms will include the type of securities the senior debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the senior debt securities and any restrictions on conversion. They may also include provisions adjusting the number of shares of our Class A Ordinary Shares or other securities issuable upon conversion.
No Personal Liability of, shareholders, Officers, or Directors. The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our shareholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.
Concerning the Trustee. The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.
We may have normal banking relationships with the senior trustee in the ordinary course of business.
Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such amounts became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.
Governing Law. The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
Certain Terms of the Subordinated Debt Securities
Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.
Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.
Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:
•all of the indebtedness of that person for money borrowed;
•all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;
•all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;
•all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and
•all renewals, extensions or refinancings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;
unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF SHARE CAPITAL
A summary of the material provisions governing our share capital is described below. This summary is not complete and should be read together with the amended and restated memorandum and articles of association of the Company, which we refer to as the “Amended Articles” in this prospectus, a copy of which is included elsewhere in this registration statement.
The Company is a Cayman Islands exempted company with limited liability and its affairs are governed by the Amended Articles, the Cayman Islands Companies Act, and the common law of the Cayman Islands.
The Company’s authorized share capital is US$320,000 divided into 213,333,334 shares comprised of : (i) 186,666,667 Class A Ordinary Shares, par value $0.0015 per share, (ii) 15,333,333 convertible Class B Ordinary Shares, par value $0.0015 per share (together with the Class A Ordinary Shares, the “Ordinary Shares”), and (iii) 11,333,334 shares of such class or classes (however designated) par value $0.0015 per share, as the board of directors may determine in accordance with Article 10 of the Amended Articles. All Ordinary Shares issued and outstanding as of the date of this prospectus are fully paid and non-assessable.
The Amended Articles became effective on May 17, 2022. The following are summaries of material provisions of the Amended Articles and the Cayman Islands Companies Act insofar as they relate to the material terms of the Ordinary Shares.
Ordinary Shares
General
Holders of Class A Ordinary Shares and Class B Ordinary Shares generally have the same rights and powers except for voting and conversion rights. The Company maintains a register of its shareholders and a shareholder will only be entitled to a share certificate if the board of directors of the Company determines that share certificates be issued.
Danny Yeung controls the voting power of all of the outstanding Class B Ordinary Shares. Although Mr. Yeung controls the voting power of all of the outstanding Class B Ordinary Shares, his control over those shares is not permanent and is subject to reduction or elimination at any time or after certain periods as a result of a variety of factors. As further described below, upon any transfer of Class B Ordinary Shares by a holder thereof to any person which is not a Permitted Transferee of such holder, those shares will automatically and immediately convert into Class A Ordinary Shares. In addition, all Class B Ordinary Shares will automatically convert to Class A Ordinary Shares in other events described below. See “— Optional and Mandatory Conversion.”
Dividends
The holders of Ordinary Shares will be entitled to such dividends as the board of directors may in its discretion lawfully declare from time to time, or as shareholders may declare by ordinary resolution (provided that no dividend shall exceed the amount recommended by the board of directors).
Class A Ordinary Shares and Class B Ordinary Shares rank equally as to dividends and other distributions. Dividends may be paid either in cash or in specie, provided, that no dividend can be made in specie on any Class A Ordinary Shares unless a dividend in specie in equal proportion is made on Class B Ordinary Shares.

Voting Rights
Holders of Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the shareholders. In respect of all matters upon which holders of Ordinary Shares are entitled to vote, each Class A Ordinary Share will be entitled to one (1) vote and each Class B Ordinary Share will be entitled to twenty (20) votes. At any meeting of shareholders a resolution put to the vote of the meeting shall be decided by way of a poll and not by way of a show of hands. A poll shall be taken in such manner and at such place as the chairperson of the meeting may direct (including the use of a ballot or voting papers, or tickets) and the result of a poll shall be deemed to be the resolution of the meeting.
Class A Ordinary Shares and Class B Ordinary Shares will vote together on all matters, except that the Company will not, without the approval of holders of a majority of the voting power of the Class B Ordinary Shares, voting exclusively and as a separate class:
•increase the number of authorized Class B Ordinary Shares;
•issue any Class B Ordinary Shares or securities convertible into or exchangeable for Class B Ordinary Shares, other than to any Key Executive or his or her affiliates, or on a pro rata basis to all holders of Class B Ordinary Shares permitted to hold such shares under the Amended Articles;
•create, authorize, issue, or reclassify into, any preference shares in the capital of the Company or any shares in the capital of the Company that carry more than one (1) vote per share;
•reclassify any Class B Ordinary Shares into any other class of shares or consolidate or combine any Class B Ordinary Shares without proportionately increasing the number of votes per Class B Ordinary Share; or
•amend, restate, waive, adopt any provision inconsistent with or otherwise vary or alter any provision of the Amended Articles relating to the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Class B Ordinary Shares.
An ordinary resolution to be passed by the shareholders will require a simple majority of votes cast at a meeting of shareholders, while a special resolution will require not less than two-thirds of votes cast at a meeting of shareholders.
Optional and Mandatory Conversion
Each Class B Ordinary Share will be convertible into one (1) Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions occurring after the Acquisition Effective Time) at any time at the option of the holder thereof. Class A Ordinary Shares will not be convertible into Class B Ordinary Shares under any circumstances.
Any number of Class B Ordinary Shares held by a holder thereof will automatically and immediately be converted into an equal number of Class A Ordinary Shares (as adjusted for share splits, share combinations and similar transactions occurring after the Acquisition Effective Time) upon the occurrence of any of the following:
•Any direct or indirect sale, transfer, assignment, or disposition of such number of Class B Ordinary Shares by the holder thereof or the direct or indirect transfer or assignment of the voting power attached to such number of Class B Ordinary Shares through voting proxy or otherwise to any person that is not a Permitted Transferee of such holder;
•the direct or indirect sale, transfer, assignment, or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment, or disposition of all or substantially all of the assets of, a holder of Class B Ordinary Shares that is an entity to any person that is not a Permitted Transferee of the such holder; or
•a person becoming a holder of Class B Ordinary Shares by will or intestacy.
All Class B Ordinary Shares issued and outstanding will be automatically and immediately converted into an equal number of Class A Ordinary Shares upon the occurrence of any of the following:
•on Danny Yeung’s death or Incapacity;
•on the date on which Danny Yeung is terminated for cause (as defined in the employment agreement with Danny Yeung (and in the event of a dispute regarding whether there was cause, cause will be deemed not to exist unless and until an affirmative ruling regarding such cause has been made by a court or arbitral panel of competent jurisdiction, and such ruling has become final and non- appealable); or
•on the first date that both of the following conditions are satisfied: (I) Danny Yeung and his Affiliates and Permitted Transferees together own less than thirty three per cent (33%) of the number of Class B Ordinary Shares (which for these purposes shall be deemed to include all Class B Ordinary Shares issuable upon exercise of all outstanding restricted share units to acquire Class B Ordinary Shares that are held by Danny Yeung immediately following the Acquisition Effective Time) that Danny Yeung and his Affiliates and Permitted Transferees owned immediately following the Acquisition Effective Time, as adjusted for share splits, share combinations and similar transactions occurring after the Acquisition Effective Time; and (II) Danny Yeung ceases to be a Director or officer of the Company.
No Class B Ordinary Shares shall be issued by the Company after conversion of all Class B Ordinary Shares into Class A Ordinary Shares.
Transfer of Ordinary Shares
Subject to applicable laws, including securities laws, and the restrictions contained in the Amended Articles, any shareholders may transfer all or any of their Class A Ordinary Shares by an instrument of transfer in the usual or common form, in a form prescribed by NASDAQ or any other form approved by the board of directors of the Company.
Class B Ordinary Shares may be transferred only to a Permitted Transferee of the holder and any Class B Ordinary Shares transferred otherwise will be converted into Class A Ordinary Shares as described above. See “ — Optional and Mandatory Conversion.”
A “Permitted Transferee” with respect to the Class B Ordinary Shareholders, means any or all of the following:
a.Danny Yeung and his Permitted Entities and Permitted Transferees of each of them (each a “Key Executive”);

b.any Key Executive’s Permitted Entities;
c.the transferee or other recipient in any transfer of any Class B Ordinary Shares by any Class B Ordinary Shareholder: (i) to (A) his or her Family Members; (B) any other relative or individual approved by the board of directors of the Company; or (C) any trust or estate planning entity (including partnerships, limited companies, and limited liability companies), that is primarily for the benefit of, or the ownership interests of which are Controlled by, such Class B Ordinary Shareholder, his or her Family Members, and/or other trusts or estate planning entities described in this paragraph (c), or any entity Controlled by such Key Executive or a trust or estate planning entity; or (ii) occurring by operation of law, including in connection with divorce proceedings;
d.any charitable organization, foundation, or similar entity;
e.the Company or any of its subsidiaries; or
f.in connection with a transfer as a result of, or in connection with, the death or incapacity of a Key Executive: any Key Executive’s Family Members, another Class B Ordinary Shareholder, or a designee approved by majority of all directors of the Company, provided that in case of any transfer of Class B Ordinary Shares pursuant to clauses (b) through (e) above to a person who at any later time ceases to be a Permitted Transferee under the relevant clause, the Company shall be entitled to refuse registration of any subsequent transfer of such Class B Ordinary Shares except back to the transferor of such Class B Ordinary Shares pursuant to clauses (b) through (e) (or to a Key Executive or his or her Permitted Transferees) and in the absence of such transfer back to the transferor (or to a Key Executive or his or her Permitted Transferees), the applicable Class B Ordinary Shares shall be subject to mandatory conversion as set out above.
A “Permitted Entity” with respect to any Key Executive means:
a.any person in respect of which such Key Executive has, directly or indirectly: (i) control with respect to the voting of all the Class B Ordinary Shares held by or to be transferred to such person; (ii) the ability to direct or cause the direction of the management and policies of such person or any other person having the authority referred to in the preceding clause (a)(i) (whether by contract, as executor, trustee, trust protector or otherwise); or (iii) the operational or practical control of such person, including through the right to appoint, designate, remove or replace the person having the authority referred to in the preceding clauses (a)(i) or (ii);
b.any trust the beneficiaries of which consist primarily of a Key Executive, his or her Family Members, and/or any persons Controlled directly or indirectly Controlled by such a trust; and
c.any person Controlled by a trust described in the immediately preceding clause (b).
“Family Member” means the following individuals: the applicable individual, the spouse of the applicable individual (including former spouses), the parents of the applicable individual, the lineal descendants of the applicable individual, the siblings of the applicable individual, and the lineal descendants of a sibling of the applicable individual. For purposes of the preceding sentence, the descendants of any individual shall include adopted individuals and their issue but only if the adopted individual was adopted prior to attaining age 18.

“Controlled” means directly or indirectly: (i) the ownership or control of a majority of the outstanding voting securities of such person; (ii) the right to control the exercise of a majority of the votes at a meeting of the board of directors (or equivalent governing body) of such person; or (iii) the ability to direct or cause the direction of the management and policies of such person (whether by contract, through other legally enforceable rights or howsoever arising).
The board of directors of the Company may decline to register any transfer of any share in the event that any of the following is known by the directors not to be both applicable and true with respect to such transfer:
•the instrument of transfer is lodged with the Company, or the Company’s designated transfer agent or share registrar, accompanied by the certificate for the shares to which it relates (if any) and such other evidence as the board of directors of the Company may reasonably require to show the right of the transferor to make the transfer;
•the instrument of transfer is in respect of only one class of shares;
•the instrument of transfer is properly stamped, if required;
•the transferred shares are fully paid up and free of any lien in favor of the Company (it being understood and agreed that all other liens, e.g., pursuant to a bona fide loan or indebtedness transaction, shall be permitted); or
•a fee of such maximum sum as NASDAQ may determine to be payable, or such lesser sum as the board of directors of the Company may from time to time require, is paid to the Company in respect thereof.
If the board of directors of the Company refuses to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal stating the facts which are considered to justify the refusal to register the transfer.
Liquidation
The Class A Ordinary Shares and Class B Ordinary Shares will rank equally upon the occurrence of any liquidation, dissolution or winding up of the Company, in the event of which the Company’s assets will be distributed to, or the losses will be borne by, shareholders in proportion to the par value of the shares held by them.
Calls on Ordinary Shares and Forfeiture of Ordinary Shares
The board of directors of the Company may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares. The Ordinary Shares that have been called upon and remain unpaid are, after a notice period, subject to forfeiture.
Redemption of Ordinary Shares
Subject to the provisions of the Cayman Islands Companies Act, the Company may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or the Company. The redemption of such shares will be effected in such manner and upon such other terms as the Company may, by either resolution of the board of directors of the Company or special resolution of shareholders, determine before the issue of the shares.

Variations of Rights of Shares
Subject to certain Amended Articles provisions governing the Class B Ordinary Shares, if at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied without the consent of the holders of the issued shares of that class where such variation is considered by the directors not to have a material adverse effect upon such rights. Otherwise, any such variation will be made only with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the approval of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.
General Meetings of Shareholders
The Company will hold an annual general meeting at such time and place as the board of directors of the Company will determine. The board of directors of the Company may call extraordinary general meetings whenever they think fit, and must convene an extraordinary general meeting upon the requisition of (a) shareholders holding at least one third of the votes that may be cast at such meeting, or (b) the holders of Class B Ordinary Shares entitled to cast a majority of the votes that all Class B Ordinary Shares are entitled to cast. At least seven (7) calendar days’ notice in writing shall be given for any general meeting.
One or more shareholders holding not less than one-third of the total issued share capital of the Company in issue present in person or by proxy and entitled to vote will be a quorum for all purposes, provided that, from and after the Acquisition Effective Time where Class B Ordinary Shares are in issue, the presence in person or by proxy of holders of a majority of Class B Ordinary Shares will be required in any event.
Inspection of Books and Records
The board of directors of the Company will determine whether, to what extent, at what times and places and under what conditions or articles the accounts and books of the Company will be open to the inspection by shareholders, and no shareholder (not being a director of the Company) will otherwise have any right of inspecting any account or book or document of the Company except as required by the Cayman Islands Companies Act or authorized by ordinary resolution of shareholders.
Changes in Capital
The Company may from time to time by ordinary resolution, subject to the rights of holders of Class B Ordinary Shares:
•increase its share capital by such sum, to be divided into shares of such amount, as the resolution will prescribe;
•consolidate and divide all or any of its share capital into shares of a larger amount than existing shares;
•sub-divide its existing shares or any of them into shares of a smaller amount; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; or
•cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to the rights of Class B Ordinary Shares, the Company may by special resolution reduce its share capital or any capital redemption reserve fund in any manner permitted by law.
Warrants
Following the Business Combination, each Artisan Warrant outstanding immediately prior to the Business Combination was assumed by the Company and converted into a Warrant entitling the holder thereof to purchase such number of Class A Ordinary Share equal to the Class A Exchange Ratio upon exercise. Each Warrant continues to have and be subject to substantially the same terms and conditions as were applicable to such Artisan Warrant immediately prior to the consummation of the Business Combination (including any repurchase rights and cashless exercise provisions).
Preferred Shares
We are authorized to issue “blank check” preferred shares, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designations, powers, preferences and the relative, participating, optional or other special rights and any qualifications, limitations and restrictions of the shares of each series of preferred shares. The authorized shares of our preferred shares are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any shares exchange on which our securities may be listed. If the approval of our shareholders is not required for the issuance of shares of our preferred shares, our board may determine not to seek shareholder approval. The specific terms of any series of preferred shares offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred shares.
A series of our preferred shares could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our shareholders. Our directors, in so acting, could issue preferred shares having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then-current market price of the stock.
The preferred shares has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred shares. You should read the prospectus supplement relating to the particular series of preferred shares being offered for specific terms, including:
•the designation and stated value per share of the preferred shares and the number of shares offered;
•the amount of liquidation preference per share;
•the price at which the preferred shares will be issued;
•the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;
•any redemption or sinking fund provisions;

•if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred shares is denominated and/or in which payments will or may be payable;
•any conversion provisions;
•whether we have elected to offer depositary shares as described under “Description of Depositary Shares;” and
•any other rights, preferences, privileges, limitations and restrictions on the preferred shares.
The preferred shares will, when issued, be fully paid and non-assessable. Unless otherwise specified in the prospectus supplement, each series of preferred shares will rank equally as to dividends and liquidation rights in all respects with each other series of preferred shares. The rights of holders of shares of each series of preferred shares will be subordinate to those of our general creditors.
As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of preferred shares, elect to offer fractional interests in shares of preferred shares, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred shares. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred shares.
Rank. Unless otherwise specified in the prospectus supplement, the preferred shares will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:
•senior to our common stock and to all equity securities ranking junior to such preferred shares with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;
•on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred shares with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and
•junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred shares with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.
The term “equity securities” does not include convertible debt securities.
Dividends. Holders of the preferred shares of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred shares may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. The dividend rate may vary based on the price of Bitcoin, the ratio of Bitcoin we hold compared to our outstanding indebtedness or other reference metrics tied to the price of Bitcoin or our holdings of Bitcoin. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.
Dividends on any series of preferred shares may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred shares, then the holders of that noncumulative preferred shares will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred shares will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.
No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred shares. If full dividends are not paid, the preferred shares will share dividends pro rata with the parity securities.
No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred shares.
Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred shares in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred shares shall be entitled to receive out of assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred shares will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred shares and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred shares and all other such classes or series of shares of capital stock ranking on parity with the preferred shares in the distribution of assets, then the holders of the preferred shares and all other such classes or series of capital stock ranking on parity with the preferred shares will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.
Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred shares, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred shares according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.
Redemption. If so provided in the applicable prospectus supplement, the preferred shares will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.
The prospectus supplement relating to a series of preferred shares that is subject to mandatory redemption will specify the number of shares of preferred shares that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred shares may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred shares shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred shares of a series unless:
•if that series of preferred shares has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred shares for all past dividend periods and the then current dividend period; or
•if such series of preferred shares does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.
In addition, we will not acquire any preferred shares of a series unless:
•if that series of preferred shares has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred shares for all past dividend periods and the then current dividend period; or
•if that series of preferred shares does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred shares of such series for the then current dividend period.
However, at any time we may purchase or acquire preferred shares of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred shares of such series as to dividends and upon liquidation.
If fewer than all of the outstanding shares of preferred shares of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.
Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 10 days but not more than 60 days before the redemption date to each holder of record of preferred shares to be redeemed at the address shown on our stock transfer books. Each notice shall state:
•the redemption date;
•the number of shares and series of preferred shares to be redeemed;
•the redemption price;
•the place or places where certificates for such preferred shares are to be surrendered for payment of the redemption price;

•that dividends on the shares to be redeemed will cease to accrue on such redemption date;
•the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and
•the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.
If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.
Voting Rights. Holders of preferred shares will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.
Unless otherwise provided for under the terms of any series of preferred shares, no consent or vote of the holders of shares of preferred shares or any series thereof shall be required for any amendment to our Certificate that would increase the number of authorized shares of preferred shares or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred shares or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred shares or such series, as the case may be, then outstanding).
Conversion Rights. The terms and conditions, if any, upon which any series of preferred shares is convertible into shares of our class A common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of class A common stock into which the shares of preferred shares are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred shares, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.
Transfer Agent and Registrar. The transfer agent and registrar for the preferred shares will be set forth in the applicable prospectus supplement.
Exempted Company
The Company is an exempted company with limited liability incorporated under the laws of Cayman Islands.
The Cayman Islands Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary resident company except for the exemptions and privileges listed below:
•an exempted company (other than an exempted company holding a license to carry on business in the Cayman Islands) does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;
•an exempted company’s register of members is not open to inspection;
•an exempted company does not have to hold an annual general meeting;

•an exempted company may issue shares with no par value;
•an exempted company may obtain an undertaking against the imposition of any future taxation;
•an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
•an exempted company may register as a limited duration company; and
•an exempted company may register as a segregated portfolio company.
“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares of preferred shares through the issuance of depositary shares, rather than full shares of preferred shares. If we do, we will issue to the public receipts, called “depositary receipts,” for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred shares. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred shares represented by the depositary share, to all the rights and preferences of the preferred shares represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred shares underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence with and paying certain charges to the depositary.
The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depositary shares. You should refer to the form of the deposit agreement, our Certificate and the certificate of designation for the applicable series of preferred shares that are, or will be, filed with the SEC.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred shares underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred shares. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
If a series of preferred shares underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred shares, as set forth in the applicable prospectus supplement.

Withdrawal of Shares
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred shares and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred shares upon surrender of depositary receipts. Holders of preferred shares thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.
Redemption of Depositary Shares
Whenever we redeem shares of preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred shares so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred shares to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred shares multiplied by the fraction of a share of preferred shares represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Depositary Shares
Upon receipt of notice of any meeting at which the holders of the depositary shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that depositary shares. The record date for the depositary receipts relating to the depositary shares will be the same date as the record date for the depositary shares. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of depositary shares represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of depositary shares represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of depositary shares except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges due to the depositary in connection with the initial deposit of the preferred shares and any redemption of the preferred shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred shares and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares affected by the amendment. The deposit agreement may be terminated by the depositary or us only if:
•all outstanding depositary shares have been redeemed;
•there has been a final distribution of the preferred shares in connection with our dissolution and such distribution has been made to all the holders of depositary shares.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.
Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred shares.
Limitation of Liability
Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred shares for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, Class A Ordinary Shares, preferred shares or depositary shares. We may offer warrants separately or together with one or more additional debt securities, Class A Ordinary Shares, preferred shares, depositary shares or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:
•the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•whether the warrants are to be sold separately or with other securities as parts of units;
•whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•any applicable material U.S. federal income tax consequences;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•the designation and terms of any equity securities purchasable upon exercise of the warrants;
•the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;
•if applicable, the designation and terms of the preferred shares or depositary shares with which the warrants are issued and the number of warrants issued with each security;
•if applicable, the date from and after which any warrants issued as part of a unit and the related Class A Ordinary Shares, preferred shares, depositary shares or debt securities will be separately transferable;
•the number of shares of Class A Ordinary Shares, preferred shares, depositary shares or aggregate principal amount of debt securities purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•information with respect to book-entry procedures, if any;
•the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;
•any redemption or call provisions; and
•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS
We may issue units consisting of debt securities, Class A Ordinary Shares, preferred shares, depositary shares or warrants as described in this prospectus in any combination, as described in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe the following terms of any units:
•the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•any additional terms of the governing unit agreement, if applicable;
•any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the warrants, Class A Ordinary Shares, preferred shares, depositary shares or debt securities constituting the units; and
•any applicable material U.S. federal income tax consequences.

FORMS OF SECURITIES
Each debt security, depositary share, preferred share, unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, preferred shares, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the debt securities of a particular series, depositary shares, preferred shares, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a global security will be limited to persons, called “participants,” that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.
So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, deposit agreement, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, warrant agreement or unit agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, preferred shares, units or warrants, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell securities:
•through underwriters;
•through dealers;
•through agents;
•directly to purchasers;
•in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•through a combination of any of these methods of sale.
In addition, we may issue the securities as a dividend or distribution to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
The distribution of the securities may be effected from time to time in one or more transactions:
•at a fixed price, or prices, which may be changed from time to time;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•the name of the agent or any underwriters;
•the public offering or purchase price and the proceeds we will receive from the sale of the securities;
•any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•all other items constituting underwriting compensation;
•any discounts and commissions to be allowed or re-allowed or paid to dealers; and
•any exchanges on which the securities will be listed.
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
•if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.
Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. Any shares of Class A Ordinary Shares will be listed on the NASDAQ, but any other securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

TAXATION
Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in our annual report on Form 20-F for the year ended December 31, 2024, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES RELATED TO THE OFFERING
We estimate the following expenses in connection with the offer and sale of our securities.

SEC registration fee	$ 153,100
FINRA filing fee	150,500
Legal fees and expenses	*
Accountants’ fees and expenses	*
Printing expenses	*
Transfer agent fees and expenses	*
Miscellaneous costs	*
Total	*
______________
*These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time
Except for the SEC registration fee, estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities under this registration statement.

LEGAL MATTERS
Mourant Ozannes (Hong Kong) LLP has advised us on certain legal matters as to Cayman Islands law, including the issuance of the Class A Ordinary Shares offered by this prospectus. Certain matters of U.S. federal and New York law will be passed upon for us by Reed Smith LLP, New York, New York. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Prenetics Global Limited as of December 31, 2023, and for the years in the two-year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Prenetics Global Limited as of December 31, 2024, and for the year ended December 31, 2024, incorporated by reference in this prospectus, have been audited by Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
The consolidated financial statements of Insighta Holdings Limited as of December 31, 2024 and 2023, and for the year ended December 31, 2024 and the period July 20, 2023 to December 31, 2023, incorporated by reference in this prospectus, have been audited by Deloitte Touche Tohmatsu, an independent auditor, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES
We are a public limited company organized under the laws of Cayman Islands. As a result, the rights of holders of our Class A Ordinary Shares will be governed by Cayman Islands law and our articles of association. The rights of shareholders under Cayman Islands law may differ from the rights of shareholders of companies incorporated in other jurisdictions. A substantial amount of our assets are located outside the United States. As a result, it may be difficult for investors to enforce in the United States judgments obtained in U.S. courts against us based on the civil liability provisions of the U.S. securities laws.
Our principal executive office is Unit 703-706, K11 Atelier King’s Road, 728 King’s Road, Quarry Bay, Hong Kong.
We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 122 East 42nd Street, 18th Floor New York, N.Y. 10168.

Prenetics Global Limited
                2,722,642 Class A Ordinary Shares
Class A Warrants to Purchase Up to 2,722,642 Class A Ordinary Shares
Class B Warrants to Purchase Up to 2,722,642 Class A Ordinary Shares
Placement Agent Warrants to Purchase Up to 131,829 Class A Ordinary Shares

PROSPECTUS SUPPLEMENT
Placement Agent
DOMINARI SECURITIES LLC
October 27, 2025